UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

STANDEX INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Guide to Standex’s Proxy Statement

2	Invitation to 2019 Annual Meeting of Shareholders	INDEX OF FREQUENTLY REQUESTED INFORMATION
3	Notice of Annual Meeting of Shareholders
4	Proxy Statement Summary
9	Proposal One: Election of Directors	17	Auditor’s Fees
15	Proposal Two: Advisory Vote on Executive Compensation	19	Board Leadership Structure
16	Proposal Three: Ratification of Independent Auditor	45	CEO Pay Ratio
18	Governance	46	Clawback Provision
18	Governance Dashboard	34	Compensation Consultant
19	Governance Information	19	Director Attendance
19	Board Leadership Structure	9	Directors
19	Meetings of the Board: Director Attendance	19	Director Independence
19	Director Independence	46	Hedging Policy
20	Certain Relationships and Related Party Transactions	28	Stock Ownership
20	Corporate Social Responsibility/Standex CARES	34	Peer Group
20	Sustainability and Safety	44	Perquisites
21	Board Risk Oversight	46	Pledging Policy
22	Board Committees	21	Risk Oversight
23	COMPENSATION COMMITTEE	57	Shareholder Proposals
23	Compensation Committee Interlocks and Insider Participation in Compensation Decisions	45	Stock Ownership Guidelines
23	Report of the Compensation Committee
24	AUDIT COMMITTEE	INDEX OF COMMONLY USED ACRONYMS
24	Report of the Audit Committee
25	NOMINATING & CORPORATE GOVERNANCE COMMITTEE	BPP	Balanced Performance Plan
25	Report of the Nominating and Corporate Governance Committee	CHRO	Chief Human Resources Officer
27	Director Compensation	CIC	Change in Control
28	Stock Ownership Information	CLO	Chief Legal Officer
30	Compensation Discussion & Analysis	EBIT	Earnings Before Income Tax
30 31	Introduction Objectives and Principles	EBITDA	Earnings Before Income Tax, Depreciation & Amortization
34	Basis for Determining Executive Compensation	EPS	Earnings Per Share
35	Components of Executive Compensation	GAAP	Generally Accepted Accounting Principles
45	Other Compensation Information	IRC	Internal Revenue Code
47	Risk in Compensation Programs	IRR	Internal Rate of Return
48	Compensation Tables	IRS	Internal Revenue Service
48	Summary Compensation Table	LTIP	Long-Term Incentive Plan
50	Grants of Plan-Based Awards	MSPP	Management Stock Purchase Plan
51	Outstanding Equity Awards at Fiscal Year-End	N&CG	Nominating & Corporate Governance
51	Options Exercised and Stock Vested	NEO	Named Executive Officer
52	Pension Benefits	NYSE	New York Stock Exchange
52	Nonqualified Deferred Compensation	OIP	2018 Omnibus Incentive Plan
53	Potential Payments upon Termination or Change in Control	PCAOB	Public Company Accounting Oversight Board
56	Other Information	PSUs	Performance Share Units
56	Voting	ROIC	Return on Invested Capital
57	Shareholder Communications with the Board	RSAs	Restricted Stock Awards
57	Shareholder Proposals and Nominations	RSUs	Restricted Stock Units
58	Requesting Documents	SEC	Securities and Exchange Commission
58	Helpful Resources	TSR	Total Shareholder Return
60	Proxy Card Reproduction	TRIR	Total Recordable Incident Rate

2019 Proxy Statement	1

Invitation to 2019 Annual Meeting of Shareholders

Tuesday, October 22, 2019

9:00 a.m., local time

Standex International Corporation Corporate Headquarters

11 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079

Dear Shareholder,

We cordially invite you to attend Standex’s Annual Meeting of Shareholders. We hope that you will join me, our Board of Directors, and other shareholders at the meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain information about the business that will be conducted at the meeting. Following the meeting, I will present information on Standex’s operations and welcome any questions from shareholders.

Your vote is important to us! If you plan on attending the meeting, you may vote your shares in person. If you cannot vote in person, we urge you to vote via your proxy card, over the phone or on the Internet prior to the meeting. Detailed instructions on how to vote are found on page 56.

Thank you in advance for voting your shares, and thank you for your continued support of Standex.

Sincerely,

David Dunbar, President/CEO Chair, Board of Directors

2	2019 Proxy Statement

Notice of Annual Meeting of Shareholders

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Standex International Corporation (the “Company” or “Standex”) will be held on Tuesday, October 22, 2019 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, located at 11 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079.

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Standex International Corporation, a Delaware corporation, to be voted at the 2019 Annual Meeting and any continuation, adjournment or postponement thereof.

Shareholders of record at the close of business on August 30, 2019 are entitled to vote at the meeting, either in person or by proxy, on the following matters, as well as the transaction of any other business properly presented at the Annual Meeting:

Item 1 The election of two directors to hold office for three-year terms ending on the date of the annual meeting in 2022; Item 2 An advisory vote on the Company’s executive compensation;Item 3 Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for FY 2020.

On September 11, 2019, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. We have provided each shareholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.envisionreports.com/sxi. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the Internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and the Proxy Statement.

By Order of the Board of Directors, Alan J. Glass, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 22, 2019.

As permitted by the SEC, the 2019 Notice of Annual Meeting of Shareholders and Proxy Statement and the 2019 Annual Report on Form 10-K are available for review at ir.standex.com under the “Financials” – “Annual Reports” section.

2019 Proxy Statement	3

Proxy Statement Summary

This summary contains a general overview of this Proxy Statement. It highlights information contained elsewhere in this Proxy Statement and is meant to be used as a quick reference. This summary does NOT contain all of the information that you should consider before voting. You should read the entire Proxy Statement carefully before voting.

2019 Annual Meeting

Date & Time October 22, 2019 9:00 a.m. local time	Location Standex International Corporation 11 Keewaydin Drive, Suite 300 Salem, NH 03079	Who Can Vote Holders of our Common Stock as of the record date: August 30, 2019 can vote on all matters

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation, a Delaware corporation, to be voted at the 2019 Annual Meeting and any continuation, adjournment or postponement thereof.

On September 11, 2019, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. The Notice explains how you may access and review the proxy materials and how you may submit your proxy via the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Agenda and Voting Recommendations

Item	Proposals	Board Vote Recommendation
1	Election of Directors	FOR each Director Nominee
2	Advisory Vote on Executive Compensation	FOR
3	Ratification of Auditors	FOR

How to Vote If you hold shares as of the Record Date (Aug. 30, 2019), you can vote your shares using any of the following methods: By telephone at By completing, By appearing in person and either delivering By internet at 1-800-652-VOTE signing and returning a completed proxy card or voting by ballot at www.envisionreports.com/sxi (8683) your proxy card the Annual Meeting

4	2019 Proxy Statement

Board Nominees and Members	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE

Class & Term Expiration	Name	Age	Director Since	Independence	Committee Memberships
					Audit	Comp.	N&CG*
Class III Nominee – 2019	Thomas E. Chorman	65	2004	Independent Director	●	●	Chair
Class III Nominee – 2019	Thomas J. Hansen	70	2013	Lead Independent Director	Chair
Class II – 2020	David Dunbar	58	2014	Standex CEO/ Not Independent
Class II – 2020	Michael A. Hickey	58	2017	Independent Director		●
Class II – 2020	Daniel B. Hogan	76	1983	Independent Director			●
Class I – 2021	Charles H. Cannon, Jr.	67	2004	Independent Director	●	●
Class I – 2021	Jeffrey S. Edwards**	57	2014	Independent Director		Chair	●
Class I – 2021	B. Joanne Edwards**	63	2018	Independent Director	●		●

* Nominating & Corporate Governance Committee

** Jeffrey S. Edwards and B. Joanne Edwards are not related.

Director Snapshot

Average director tenure 11.4 YEARS Average age of directors 65 Tenure of fewer than 5 years 2 DIRECTORS 7 of our 8 directors are independent

Corporate Governance Highlights

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity and hold our Board and management accountable. The highlights of our corporate governance practices include the following:

•	7 out of 8 of our directors are independent
•	Regular executive sessions of independent directors
•	Audit, Compensation and Nominating and Corporate Governance committees are comprised solely of independent directors
•	Annual board and committee self-evaluations
•	Risk oversight by the full board and committees
•	62.5% of the directors are new since 2013
•	Ongoing review of optimal Board composition
•	Board members participate in our Company-wide compliance and ethics training programs
•	Independent compensation consultant reports directly to the Compensation Committee
•	Lead Independent Director
•	Corporate Governance Guidelines
•	Stock ownership guidelines for directors and executive officers
•	Policy against hedging and pledging of Company stock
•	Code of Conduct applies to directors & all employees
•	Annual advisory approval of executive compensation
•	Board and committees may engage outside advisors independently of management
•	Oversight of whistleblower hotline

2019 Proxy Statement	5

Executive Compensation	OUR BOARD RECOMMENDS YOU VOTE “FOR” OUR “SAY ON PAY” PROPOSAL

Objectives	Principles

•   Align the interests of our executives with the interests of our shareholders

•   Attract, retain and motivate highly qualified executives

•   Pay for performance by rewarding current activity/success and driving future growth

•   Appropriately manage risk

•   Provide a competitive pay opportunity

•   Promote long-term commitment to the Company via deferred equity awards

•   Incentive compensation should be performance-based

•   Compensation levels should be competitive

•   Incentive compensation should represent the majority of total compensation

•   Incentive compensation should balance short and long-term performance

•   Incentive compensation should discourage excessive risk-taking

•   Long term incentives should balance stock-based appreciation and financial achievements

•   Executive compensation should be reviewed annually

Checklist of Compensation Practices What we do What we don’t do Executive compensation is tied to performance Caps on incentive payouts Strategic performance metrics Compensation Committee has the right to “claw back” awards Benchmarks determined based on peers of comparable size, complexity & industry Encourage long range planning No excise tax gross-up provisions No single-trigger change in control severance benefits No hedging or pledging of shares Our incentive programs do not encourage excessive risk taking No excessive perquisites

Compensation Program Design

Category	Compensation Element	Purpose	Description
Fixed Cash Compensation	Base Salary	Attract and retain executives	Fixed cash compensation based on responsibilities of the position
Short-Term Incentives	Annual Incentive Opportunity	Attract and retain executives Reward short-term performance	Variable annual cash incentive for achievement of pre-determined performance goals and metrics
Long-Term Incentives	Restricted Stock Awards	Attract and retain executives Align interests with shareholders	Grants of restricted stock, which cliff vest at the end of a 3-year period
	Performance Share Units	Attract and retain executives Reward long term performance Align interests with shareholders	Cliff vest at the end of a 3-year period at between 0% and 200% of award value based on pre-determined financial performance metrics
	Management Stock Purchase Plan	Attract and retain executives Align interests with shareholders	Optional deferral of up to 50% of the annual incentive opportunity into the receipt of discounted restricted stock units
Retirement	Standex Deferred Compensation Plan	Attract and retain executives	Unfunded, non-qualified deferred compensation plan, available to executive officers and other U.S. employees based on salary level
	401(k) Plan	Attract and retain executives	Qualified 401(k) plan available to U.S. employees
Other	Employment Agreements	Attract and retain executives Manage risk	Caps severance pay in the event of termination and enforces non-competition
	Other Benefits	Attract and retain executives	Certain executives receive an automobile allowance and/or tax preparation services; no other perquisites offered

6	2019 Proxy Statement

Compensation Mix

CEO COMPENSATION MIX AVERAGE NEO COMPENSATION MIX 20% 17% 24% 19% 42% 30% 26% At Risk At Risk 58% 76% 22% Base Salary Annual Incentive LTIP PSU LTIP RSU Fixed Pay At Risk

2019 Compensation Summary

Name & Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Dunbar President & CEO	821,246	2,042,329	240,177	(2,274)	144,820	3,246,298
Thomas D. DeByle Vice President, CFO & Treasurer	420,786	838,916	82,040	11,514	68,456	1,421,712
Alan J. Glass Vice President, CLO & Secretary	347,443	426,772	53,226	231	14,787	842,460
Paul C. Burns Vice President of Strategy & Business Development	342,068	609,530	165,088	527	22,337	1,139,550
Annemarie Bell Vice President of Human Resources	207,240	21,443	29,646	-	7,474	265,803

Ross McGovern Former Vice President & CHRO	296,934	209,378	-	(1,033)	6,259	511,538

Note:	This table provides the summary compensation information for FY 2019. The full Summary Compensation Table may be found on page 48.

More than 97% of the votes cast on our 2018 say-on-pay proposal were in favor of our executive compensation program and policies

2019 Proxy Statement	7

Audit	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP

The following are the aggregate audit and non-audit fees billed to Standex by Grant Thornton LLP (“Grant Thornton”) for FYs 2018 and 2019. A full explanation of the types of fees and Grant Thornton’s role is contained in “Proposal Three: Ratification of Independent Auditor” on starting on page 16.

Type of Fees	2018 ($) *	2019 ($) *
Audit Fees	1,560,000	1,713,000
Audit-Related Fees	251,000	361,000
Tax Fees	24,000	21,000
All Other Fees	2,000	2.000
Total Fees	1,837,000	2,096,000

* Amounts have been rounded to the nearest thousand.

What our Audit Committee considered when engaging Grant Thornton:

●   Grant Thornton’s independence and integrity.

●   The business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the Grant Thornton team.

●   Grant Thornton’s efforts toward efficiency, including with respect to process improvement and fees.

●   The effectiveness of Grant Thornton’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with management and the Board.

●   Grant Thornton’s regulatory expertise and ability to provide guidance on changing laws and regulations.

8	2019 Proxy Statement

Proposal One: Election of Directors

The Board currently consists of eight directors. We have three classes of directors, each class being as equal in size as possible. The term of each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for the 2 director nominees will expire at the 2022 annual meeting.

The Board has nominated Thomas E. Chorman and Thomas J. Hansen as Class III directors for the three-year term expiring at the 2022 annual meeting.

Board of Directors

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. On an annual basis, the Board reviews each director’s skills and assesses whether there are gaps that need to be filled. As a result, recruitment is an ongoing activity. The Board aims to strike a balance between the experience that comes from long-term service on the Board with the new perspective that new Board members bring. The Board also has a mandatory retirement policy, whereby no director may stand for re-election if he or she has reached the age of 75. Over the past 6 years, the Company has added 5 new directors due to Board refreshment. We believe this balanced approach creates a renewed perspective that is beneficial to shareholders.

Biographical Information

The following is biographical information for each director nominee and each continuing director. The information includes names, ages, principal occupations for at least the past five years, the year in which each director joined our Board and certain other information. The information is current as of September 11, 2019, except for the director’s ages, which are current as of October 22, 2019.

Election of Directors What are you voting on? At the 2019 Annual Meeting, 2 directors are to be elected to hold office until the 2022 annual meeting and until their successors have been elected and qualified. Both nominees are current Standex Board members who were most recently elected by shareholders at the 2016 annual meeting.The Board of Directors recommends that you vote “FOR” the election of each director nominee and set the number of directors at 8.

2019 Proxy Statement	9

Class III Director Nominees

Thomas E. Chorman CEO, Solar LED Innovations, LLC, a designer, manufacturer and marketer of solar lighting products.
DIRECTOR SINCE: 2004 AGE: 65 INDEPENDENT BOARD COMMITTEES: ● Audit, Financial Expert ● Compensation ● Nominating and Corporate Governance (Chair)

Mr. Chorman is a seasoned financial professional, with experience as a financial executive, an entrepreneur and a private equity investor. Mr. Chorman remains involved in the day to day financial reporting obligations of established, publicly traded, global companies as well as smaller start-ups. Mr. Chorman’s financial background provides a significant benefit to the Board when analyzing acquisition opportunities and when evaluating both the current financial results and long range strategic plans of Standex.

	BUSINESS EXPERIENCE ● CEO, Solar LED Innovations, LLC (since 2008) ● CEO & President, Foamex (2001-2006) ● CFO, Ansell Healthcare (2000-2001) ● CFO, Armstrong World Industries (1997-2000)	CURRENT BOARD MEMBERSHIP ● None PAST BOARD MEMBERSHIP ● Symmetry Medical, Inc. ● Foamex

Thomas J. Hansen

Former Vice Chairman, Illinois Tool Works, Inc., (“ITW”), a global manufacturing company that produces engineered fasteners and components, equipment and consumable systems and specialty products.

DIRECTOR SINCE: 2013 AGE: 70 LEAD INDEPENDENT DIRECTOR BOARD COMMITTEES: ● Audit (Chair), Financial Expert

Prior to his retirement, Mr. Hansen had a long and distinguished career with a global manufacturing company that has similar diversified aspects to Standex. Mr. Hansen’s broad end-market knowledge and acquisition experience, as well as his service on other global manufacturers’ boards, provide valuable insight to the Board. Mr. Hansen’s integrity and independent judgment make him especially well-suited for the role of Lead Independent Director, which he has held since 2016.

	BUSINESS EXPERIENCE ● Vice Chairman, ITW (2006-2013) ● Executive Vice President, ITW (1998-2006) ● Various managerial and executive roles, ITW (1980-1998)	CURRENT BOARD MEMBERSHIP ● Terex Corporation ● Mueller Water Products, Inc. PAST BOARD MEMBERSHIP ● ITW ● CDW Corporation ● Gill Industries

10	2019 Proxy Statement

Class II Directors – Term Expiring 2020

David Dunbar Chair, President and CEO, Standex International Corporation.
DIRECTOR SINCE: 2014 AGE: 58 CHAIR, PRESIDENT & CEO

Mr. Dunbar has decades of executive experience with global manufacturing companies. His diverse background at various operational levels, coupled with his technical engineering education, provides a broad perspective to the Board. As President & CEO, Mr. Dunbar is uniquely positioned to report to the Board on Company activities and guide discussions regarding the Company’s strategic growth initiatives.

BUSINESS EXPERIENCE

●   Chair, Standex (since 2016)

●   President & CEO, Standex (since 2014)

●   President of Valves and Controls, Pentair Ltd., (2012-2014)

●   President of Valves and Controls, Tyco Flow Control (2009-2012)

●   Various managerial and executive roles, Emerson Electric (2004-2009)

CURRENT BOARD MEMBERSHIP ● Watts Water Technologies, Inc. PAST BOARD MEMBERSHIP ● None

Michael A. Hickey Executive Vice President and President of Global Institutional, Ecolab Inc., a global provider of water, hygiene and energy technologies and solutions.
DIRECTOR SINCE: 2017 AGE: 58 INDEPENDENT BOARD COMMITTEES: ● Compensation

Mr. Hickey continues to enjoy a distinguished career at Ecolab Inc., where he has served in managerial and executive roles of increasing responsibility since 1984. Mr. Hickey’s track record of leading a solutions-driven business with an intimate customer focus, together with his mergers and acquisitions, marketing and sales and operational experience provides a dynamic voice to the Board.

BUSINESS EXPERIENCE

●   President of Global Institutional, Ecolab Inc. (since 2012)

●   Executive Vice President of Institutional Sector North America, Ecolab Inc. (2011-2012)

●   Executive Vice President of the Global Service Sector, Ecolab Inc. (2010-2011)

●   Various executive and managerial roles, Ecolab Inc. (1985-2010)

CURRENT BOARD MEMBERSHIP ● National Restaurant Association ● Women’s Food Service Foundation ● St. Catherine University PAST BOARD MEMBERSHIP ● None

2019 Proxy Statement	11

Daniel B. Hogan, J.D., Ph.D. Senior Advisor, Passim, a non-profit performing arts organization.
DIRECTOR SINCE: 1983 AGE: 76 INDEPENDENT BOARD COMMITTEES: ● Nominating and Corporate Governance

Dr. Hogan’s diverse management and leadership experience, including specialties in leadership development, team building, executive assessment and competency modeling are integral to the Board’s processes. His decades of consulting experience provides valuable guidance to the Board, particularly through his leadership of the Board’s, Committees’ and CEO’s annual evaluation processes. Dr. Hogan’s service on the Standex Board over the past 35 years provides institutional knowledge and a unique historical perspective to the Board.

BUSINESS EXPERIENCE

●   Senior Advisor, Passim (since 2015)

●   Executive Director, Passim (2008-2015)

●   Executive Director, Fathers & Families (2006-2007)

●   Managing Director, Fathers and Families (2003-2006)

CURRENT BOARD MEMBERSHIP ● Harvard Square Business Association (privately held) PAST BOARD MEMBERSHIP ● Passim ● East Chop Association

Class I Directors – Term Expiring 2021

Charles H. Cannon, Jr.

Former Executive Chairman and CEO (now retired), John Bean Technologies, (“JBT”), a NYSE-traded global technology solutions provider for the food processing and air transportation industries.

DIRECTOR SINCE: 2004 AGE: 67 INDEPENDENT BOARD COMMITTEES: ● Audit, Financial Expert ● Compensation

Mr. Cannon has several decades of senior executive experience at an international manufacturing company that operates in some of the same industries as our Company. Mr. Cannon contributes his demonstrated executive leadership skills, as well as his knowledge of corporate organization, finance and operations to the Board. Mr. Cannon’s technical and business education, coupled with his global perspective, provide a unique voice to our Board.

BUSINESS EXPERIENCE

●   Executive Chairman, JBT (2013-2014)

●   Chairman and CEO, JBT (2008-2013)

●   Vice President and Senior Vice President, FMC Technologies (2001-2008)

●   Various managerial and executive positions, FMC Technologies (1994-2001)

CURRENT BOARD MEMBERSHIP ● None PAST BOARD MEMBERSHIP ● JBT

12	2019 Proxy Statement

Jeffrey S. Edwards Chairman and CEO, Cooper Standard Holdings, Inc., (“Cooper Standard”), a global manufacturer of fluid handling, body sealing and anti-vibration systems components.
DIRECTOR SINCE: 2014 AGE: 57 INDEPENDENT BOARD COMMITTEES: ● Compensation (Chair) ● Nominating and Corporate Governance

Mr. Edwards’ successful and lengthy history of leading a global manufacturing business has enabled him to advise the Board in a myriad of ways, including how to address operational and growth challenges and how to execute both short and long-term performance strategies. Mr. Edwards contributes his management acumen, knowledge of global manufacturing and insight into peer practices to the Board.

BUSINESS EXPERIENCE

●   Chairman, Cooper Standard (since 2013)

●   CEO, Cooper Standard (since 2012)

●   Corporate Vice President, Group Vice President and General Manager of the Automotive Experience Asia Group, Johnson Controls, Inc. (2004-2012)

●   Group Vice President and General Manager of the Automotive Experience North America, Johnson Controls, Inc. (2002-2004)

●   Various managerial & executive positions, Johnson Controls, Inc. (1984-2002)

CURRENT BOARD MEMBERSHIP ● Cooper Standard Holdings, Inc. ● Cooper Standard Foundation, Inc. (privately held) PAST BOARD MEMBERSHIP ● None

B. Joanne Edwards Former Senior Vice President & General Manager, Residential & Wiring Device Business, Eaton Corporation Plc, (“Eaton”), a global power management company.
DIRECTOR SINCE: 2018 AGE: 63 INDEPENDENT BOARD COMMITTEES: ● Audit, Financial Expert ● Nominating and Corporate Governance

Ms. Edwards’ distinguished career as a senior executive in various global diversified manufacturing companies is of great benefit to our Board. Prior to her retirement, Ms. Edwards had increasingly responsible roles with strategic, financial and operational reach. She provides a wealth of insight into profit and growth strategies, both in the short term and the long term, which is beneficial to the Board as Standex continues to execute on its growth strategies and initiatives. Ms. Edwards’ decades of leadership and management experience adds value to the Board’s deliberations.

BUSINESS EXPERIENCE

●   Senior VP & GM, Residential & Wiring Device Division, Eaton (2013-2017)

●   VP & GM, Residential Products, Eaton (2011-2013)

●   Senior Business Unit Manager, Residential Products, Eaton (2007-2011)

●   President, Veris Industries LLC (2002-2007)

CURRENT BOARD MEMBERSHIP ● Amsted Industries PAST BOARD MEMBERSHIP ● Pauline Auberle Foundation ● Self Enhancement Inc. ● Anesthesiologists, Inc. ● Terasys, Inc.

2019 Proxy Statement	13

Required Vote & Recommendation

Our By-Laws require that, in an uncontested election, each director be elected by a majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. Shareholders that either mark “ABSTAIN” on the proxy card or otherwise abstain from voting will not be counted as either “FOR” or “AGAINST.” Broker non-votes will not be counted as either “FOR” or “AGAINST.”

In the event that there is a contested election, each director will be elected by a plurality of the votes cast, which means the directors receiving the largest number of “FOR” votes will be elected to the open positions.

In the event that any nominee becomes unavailable, the Board may either choose a substitute or postpone filling the vacancy until a qualified candidate is identified. If there is a substitute, the individuals acting under your proxy may vote for the election of a substitute. The nominees have indicated their willingness to serve as directors and we have no reason to believe that any nominee will become unavailable.

The Board of Directors recommends that you vote “FOR” the election of each nominee and set the number of directors at 8.

14	2019 Proxy Statement

Proposal Two: Advisory Vote on Executive Compensation

ADVISORY APPROVAL OF OUR NAMED EXECUTIVES’ COMPENSATION What are you voting on? We are asking shareholders to vote on an advisory basis on the compensation paid to our named executive officers as described in this Proxy Statement. The Board of Directors recommends that you vote “FOR” the say-on-pay proposal

At each annual meeting, the Board provides shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the Summary Compensation Table of this Proxy Statement on page 48 for full details. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the total compensation paid to our named executive officers. This advisory vote does not address any specific element of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as detailed in the “Compensation Discussion & Analysis” section of this Proxy Statement, beginning on page 30.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in more detail in the Compensation Discussion and Analysis (“CD&A”) section, we have designed our executive compensation programs to align the long-term interests of our executives with those of our shareholders, attract and retain talented individuals and reward current performance. A large portion of the compensation is tied to the Company’s performance and is paid in both performance and time-based equity that does not vest for 3 years. This closely aligns both the short-term and long-term interests of our executives with those of shareholders and drives the creation of shareholder value.

We encourage shareholders to review the CD&A, which describes our philosophy and business strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any compensation actions or adjust our executive compensation programs or policies as a result of the vote. Notwithstanding, the resolution will be considered passed with the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

2019 Proxy Statement	15

Proposal Three: Ratification of Independent Auditor

The Audit Committee has approved Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the 2020 fiscal year. Grant Thornton has served as the Company’s independent auditors since 2014.

We are asking our shareholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm. Although shareholder ratification is not required, the Board is submitting the proposal because we value our shareholders’ views on the Company’s independent auditor and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons and consider selecting a different firm. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

A representative from Grant Thornton will be available at the Annual Meeting to, as requested, make a statement, speak with shareholders and answer any questions.

Pre-Approval Policy

All services performed in FY 2019 were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter. The pre-approval policy requires Grant Thornton to submit an itemization of the services to be provided and fees to be incurred during the fiscal year. The Audit Committee approves the scope and timing of the external audit plan and focuses on any matters that may affect the scope of the audit or the independence of Grant Thornton. In that regard, the Audit Committee receives certain representations from Grant Thornton regarding its independence and the permissibility, under the applicable laws and regulations, of any services provided.

Once the initial audit plan has been approved, any requests for additional services or fees must be submitted to the Audit Committee for approval. These additional services may not commence until the Audit Committee reviews and approves the request.

These requests for approval are normally evaluated during regularly scheduled Audit Committee meetings. However, if a request is submitted between meeting times, the Chair of the Audit Committee may approve the request pursuant to a delegation of authority. This approval authority is limited to services valued at less than $50,000. Any requests for services exceeding $50,000 must be approved by the full Audit Committee. If the Chair has exercised its approval authority, the Chair must disclose all approval determinations to the full Audit Committee at the next regularly scheduled meeting.

RATIFICATION OF GRANT THORNTON AS OUR INDEPENDENT AUDITOR FOR FY 2020 What are you voting on? We are asking our shareholders to ratify the selection of Grant Thornton as the independent auditor of our consolidated financial statements and our internal controls over financial reporting for FY 2020. Why are we asking you to vote? Although ratification is not required by our by-laws or otherwise, the Board believes that submission of this proposal to our shareholders is a matter of good corporate practice. If the selection is not ratified, the committee will consider whether it is appropriate to select a different independent auditor. The Board of recommends that you vote “FOR” the ratification of the Audit Committee’s selection of Grant Thornton

16	2019 Proxy Statement

Independent Auditor’s Fees

The following table summarizes the aggregate fees for Grant Thornton’s services incurred by the Company. The Audit Committee pre-approved all of these audit and non-audit fees in accordance with the pre-approval policy described above.

	2018 ($) *	2019 ($) *
Audit Fees (1)	1,560,000	1,713,000
Audit-Related Fees (2)	251,000	361,000
Tax Fees (3)	24,000	21,000
All Other Fees (4)	2,000	2,000
TOTAL FEES	1,837,000	2,096,000

* Amounts have been rounded to the nearest thousand.

(1)

Fees for audit services performed during fiscal years 2018 and 2019 consisted substantially of: auditing the Company’s annual financial statements, reviewing the Company’s quarterly financial statements, audit services in connection with the adoption of ASC 842 and audit services in connection with three acquisitions during FY 2019.

(2)

Fees for audit-related services performed during fiscal years 2018 and 2019 consisted substantially of international statutory audit-related services in Germany, India, Ireland, Malaysia, Mexico, Portugal and the United Kingdom.

(3)	Fees for tax services relate to international support services in the Netherlands, Malaysia, Turkey and Mexico.
(4)	Fees for all other services in 2018 and 2019 represent agreed upon procedures performed by Grant Thornton in Ireland in connection with a government grant.

Relationship with Independent Registered Public Accounting Firm

The Audit Committee reviews all relationships between Grant Thornton and the Company, including the provision of non-audit services. Grant Thornton provides limited non-audit services to the Company, which are made up of agreed upon procedures performed in Ireland in connection with a government grant.

The Audit Committee considered the effect of Grant Thornton’s non-audit services in assessing its independence. After discussion with Company management and Grant Thornton, the Audit Committee concluded that the provision of these services was permitted under the rules and regulations concerning auditor independence.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will be considered as a vote “FOR” this proposal.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

2019 Proxy Statement	17

Governance

The purpose of corporate governance is to ensure that we maximize shareholder value consistent with both applicable law and a business model of integrity and ethical practices. As part of its duties to the Company, the Board monitors and oversees the governance practices of the CEO and senior management. In order to serve the best interests of shareholders while carrying out its purpose, the Board has established internal guidelines designed to promote effective oversight of the Company’s governance program and principles.

The Corporate Governance Guidelines set parameters for the director recruiting process and the composition of Board committees. They also determine the formal review of the CEO, individual directors and the overall Board’s performance. These guidelines further establish targets for director equity ownership and age and retirement requirements. The guidelines also include delineated duties for the Lead Independent Director. The Board reviews these guidelines, the corporate laws of Delaware, the rules and listing standards of the NYSE and SEC regulations, as well as best practices recognized by governance authorities to benchmark the standards under which it operates.

Governance Dashboard

Key Governance Materials Certification of Incorporation Charter for each Board committee By-Laws Code of Business Conduct Corporate Governance Guidelines Code of Ethics for Senior Financial Management You can access these materials in the Governance section of our website at ir.standex.com in the “Governance” section. See page 60 for instructions on receiving copies of these corporate governance materials. Governance Highlights 7 out of 8 of our directors are independent Regular executive sessions of independent directors Audit, Compensation and Nominating and Corporate Governance committees are comprised solely of independent directors Annual board and committee self-evaluations Risk oversight by the full board and committees 62.5% of the directors are new since 2013 Ongoing review of optimal Board composition Board members participate in our Company-wide compliance and ethics training programs Corporate Governance Guidelines Independent compensation cnsultant reports directly to the compensation committee Lead Independent Director Stock ownership guidelines for directors and executive officers Policy against hedging and pledging of Company stock Code of Conduct applies to directors and all employees Annual advisory approval of executive compensation Board and committees may engage outside advisors independently of management

18	2019 Proxy Statement

Governance Information

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure in order to best serve shareholders’ interests. To ensure an efficient and high-functioning board, in 2016, the Board elected our President and CEO, David Dunbar, to serve as Chair of the Board. In its determination that Mr. Dunbar should serve in this role, our Board examined several factors and believed that Board independence and management oversight were effectively maintained through the Board’s composition of independent directors, the committee system and a seasoned and engaged Lead Independent Director. A combined CEO and Chair role serves as an effective bridge between the Board and senior management and also provides strong unified leadership of the Company.

Optimal Board leadership structure may change as circumstances warrant. The Board reviews its determination annually in accordance with the Corporate Governance Guidelines. This annual review allows the Board to maintain flexibility and promote the execution of the Company’s strategy, the independent oversight of senior management and the best interests of shareholders. In the event the Board determines that a different leadership structure is in the best interests of the Company and its shareholders, the Board will consider a change.

The delineated duties of the Lead Independent Director include calling and leading the executive sessions of independent directors; leading Board discussions regarding the CEO’s compensation and CEO succession planning; liaising between the Board and the CEO on particular issues brought up by the independent directors; providing feedback on information flow from management to the Board; and such other duties and responsibilities as the Board may request from time to time.

Meetings of the Board: Director Attendance

Under our Corporate Governance Guidelines, directors have a duty to attend, whenever possible, all Board meetings and all committee meetings where the director is a member. The Board held 4 regular meetings in FY 2019. Each director attended at least 75% of the meetings of the Board and each of the committees on which such director served during FY 2019. All Board members attended the Company’s 2018 annual meeting of shareholders. The Company anticipates that all of the Board members will attend the 2019 Annual Meeting.

LEAD INDEPENDENT DIRECTOR CHAIR OF THE BOARD & CEO INDEPENDENT DIRECTORS

The Board holds regularly scheduled executive sessions of only its independent directors. Thomas J. Hansen has been selected by the Board to serve as the Lead Independent Director for such executive sessions. He has served in this capacity since 2016.

Director Independence

Under our Corporate Governance Guidelines, the Board requires that at least a majority of directors either meet or exceed the independence requirements of the NYSE. These rules provide that, in order to be considered independent, each director or nominee does not have a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Furthermore, directors and nominees cannot have any prohibited relationships, such as certain employment relationships, with the Company, its independent auditor or another organization that has an affiliated relationship with the Company.

The Board undertakes an annual evaluation of director independence. At its meeting on July 25, 2019, the Board affirmatively determined that, other than David Dunbar, the Company’s President and CEO, each member of the Board, including each nominee, meets the independence standards. In addition, all members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees.

2019 Proxy Statement	19

Certain Relationships and Related Party Transactions

Daniel B. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company, including President and CEO, through 1985, and then as a consultant from 1985 until his death in 1991. The Board determined that this familial relationship has not compromised Mr. Hogan’s ability to exercise independent judgment or to serve as a director.

Any transaction between the Company and its directors, executive officers, beneficial owners, and their immediate family members, is monitored closely. Proposed transactions in excess of $120,000 must be disclosed to the CLO. Furthermore, in the event a transaction is completed without the CLO’s knowledge, the transaction must be disclosed in an annual questionnaire that is completed and submitted to the CLO. During the past fiscal year and all prior periods, there have not been any such related party transactions.

Additionally, the Code of Conduct requires that all directors, executive officers and employees avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as creating a conflict of interest to their supervisor and/or the CLO. During the past fiscal year and all prior periods, there have not been any reports of such transactions.

Corporate Social Responsibility/Standex CARES

Standex is committed to corporate social responsibility through our own actions and through the actions of our supply chain. We have a Supplier Code of Conduct, available at ir.standex.com, which sets forth our expectations for our suppliers. Specifically, we expect suppliers to conduct their businesses in an ethical manner, to act with integrity and to engage in behavior that respects human rights, promotes a safe and healthy work environment and is environmentally responsible and efficient.

Internally, this past fiscal year saw continued growth of our Standex CARES employee and community engagement program. Standex CARES (Connect, Act, Reach, Engage and Serve) is a program which partners Company employees with education and service organizations in their local communities, so that our employees have the opportunity, on Company time, to perform community service that has an impact on the neighborhoods where we live and work. The Standex CARES program focuses on four areas of influence: education; workforce readiness; humanitarian relief and community engagement. Additional information about the program can be found on our web site (www.standex.com) under the “Standex CARES” section of the “About Us” area.

During the past fiscal year, nearly one-third of all U.S. employees participated in the Standex CARES program. Our employees helped build homes and assembled beds for families and children exiting homelessness, and served meals for hungry neighbors at community kitchens, food pantries and homeless shelters. Additionally, our employees spent countless hours supporting local schools by coaching STEM teams, mentoring engineering club projects and donating school supplies to students in need. Standex applauds all of these efforts and congratulates our employees for their enthusiastic community spirit.

Additionally, almost 60% of our U.S. locations participated in Manufacturing Day, a day supported by the National Association of Manufacturers, in which our facilities open their doors to area students in order to show our communities what we do, and to inspire the next generation of employees who may consider a career opportunity at the Company.

We will continue to work with our employees to grow these engagement initiatives.

Sustainability and Safety

During the fiscal year, the Company continued its journey toward developing more sustainable facilities. We increased our awareness and efforts around recycling, energy efficiency, reduction of waste and process improvement. Construction of the new Electronics headquarters outside Cincinnati, Ohio was done using “green” materials and included exclusively LED lighting; low emissions windows; state of the art insulation and HVAC, along with other intiatives. Our Operational Excellence standard work processes continue to yield results for both improvements in production and employee focus on safety.

We place a particular emphasis on employee safety, with responsibility and accountability residing with each employee. Monthly safety calls with the Company CEO emphasizes this principle. Our footprint is global, and we continue to be aware of, and focus on, the change that we can affect when we focus on improvements to our facilities and work practices.

20	2019 Proxy Statement

Board Risk Oversight

The CEO and other members of senior management are primarily responsible for managing the risks the Company faces. Our Enterprise Risk Management process is driven by our Corporate Governance Officer (a senior member of our internal legal department), in cooperation with the Company’s Director of Internal Audit, Risk Manager, CFO and other members of senior management. Risks that are identified are categorized by classes, where Class 1 risks are high risks that are known, obvious and are actively being managed; Class 2 risks are risks that have a high potential impact but have lower visibility and lower residual risk; and Emerging risks are risks that are a potential threat and are being monitored closely for any developments. In the past fiscal year, velocity (how quickly an identified risk could affect each business) was also examined. Further, each business, through an iterative process, was required to assess and rank its top ten business risks and develop mitigation plans. This risk assessment was presented to the full Board for review and discussion.

The Board’s responsibility regarding risk management is to oversee the Company’s risk management policies and procedures and provide guidance on the overall effectiveness of the policies and procedures. To fulfill this responsibility, the Audit Committee receives reports, on a quarterly basis, regarding the risks that have been identified and the measures that are being taken. The Audit Committee also receives reports on a regularly scheduled quarterly basis, which can be more frequent in the event of a material concern. These reports are presented by our Corporate Governance Officer and our CLO regarding material litigation, legal loss contingencies and calls received on our whistleblower hotline. The Board is regularly informed through the Audit Committee’s reports and through direct communications from senior management.

The Board and each committee’s risk oversight roles, as provided in their respective charters, are evaluated on an annual basis to determine whether the risk oversight responsibilities are being discharged effectively. The Board undertook this evaluation in FY 2019 and found that changing the current structure of risk oversight was not warranted.

BOARD OF DIRECTORS Oversees Major Risks Strategic & Competitive Financial Operational Legal & Regulatory Cybersecurity Succession Planning Audit Committee Primary Risk Oversight Financial statement integrity & reporting Major financial & other business risk exposure Oversight of the independent auditor Legal, regulatory & compliance Internal controls Compensation Committee Primary Risk Oversight Employee compensation practices and policies Administration of compensation policies and programs CEO Succession planning Nominating & Corporate Governance Committee Primary Risk Oversight Governance structure and processes Legal and policy matters concerning corporate governance Board membership candidacy MANAGEMENT Key Risk Responsibilities Business units identify and manage business risks Design of risk framework, including risk appetite and boundaries Internal Audit provides independent assurance regarding the design and effectiveness of our internal controls

2019 Proxy Statement	21

Audit Committee Thomas J. Hansen, Chair Charles H. Cannon, Jr. Thomas E. Chorman B. Joanne Edwards N&CG Committee Thomas E. Chorman, Chair B. Joanne Edwards Jeffrey S. Edwards Daniel B. Hogan Board of Directors Jeffrey S. Edwards, Chair Charles H. Cannon, Jr. Thomas E. Chorman Michael A. Hickey

Board Committees

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (“N&CG Committee”). Only independent directors are eligible to serve on these Board committees. Each committee is governed by a written charter. The charters of the Audit Committee, Compensation Committee and N&CG Committee are available on the Company’s website at ir.standex.com in the “Governance” section.

The following table shows the composition of each committee for FY 2019:

Name	Audit	Compensation	Nominating and Corporate Governance
Charles H. Cannon, Jr.	☑	☑
Thomas E. Chorman	☑	☑	Chair
B. Joanne Edwards	☑		☑
Jeffrey S. Edwards		Chair	☑
Thomas J. Hansen	Chair
Michael A. Hickey		☑
Daniel B. Hogan			☑

22	2019 Proxy Statement

COMPENSATION COMMITTEE

Chair: Jeffrey S. Edwards

Other Members:

●   Charles H. Cannon, Jr.,

●   Thomas E. Chorman

●   Michael A. Hickey

Key Responsibilities:

●   Retaining or terminating compensation consultants;

●   Reviewing and approving corporate goals and objectives regarding CEO compensation;

●   Recommending salary structures and compensation plans to the Board;

●   Reviewing and approving performance and operating goals under incentive plans for senior management;

●   Reviewing and approving senior management’s employment agreements, severance agreements and CIC agreements;

●   Recommending changes to non-employee director compensation to the Board;

●   Reviewing management’s Compensation Discussion and Analysis to be included in the Proxy Statement; and

●   Reviewing the results of the say-on-pay resolution and other input received from our shareholders on compensation practices.

Meetings in FY 2019: 4

Additionally, the Compensation Committee prepares and issues the “Report of the Compensation Committee” included in this Proxy Statement.

The Board has determined that each member of the Compensation Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

Under our long-term incentive plans, the Compensation Committee may delegate some decision-making authority regarding awards to the CEO. This authority is limited to granting and approving awards for designated individuals, as long as such individuals are not officers of the Company, as determined by the Board. Currently, the Compensation Committee has delegated authority to Mr. Dunbar to grant such awards subject to a pool limit authorized by the Committee. The Compensation Committee has not delegated any other of its authority to any individual.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During FY 2019, the members of the Compensation Committee were Charlie H. Cannon, Jr., Thomas E. Chorman, Jeffrey S. Edwards and Michael A. Hickey. None of these directors have ever been an employee or officer of the Company. None of our executive officers serve as a member of the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on page 30 in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Jeffrey S. Edwards, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

Michael A. Hickey

2019 Proxy Statement	23

AUDIT COMMITTEE (1)

Chair: Thomas J. Hansen

Other Members:

•   Charles H. Cannon, Jr.

•   Thomas E. Chorman

•   B. Joanne Edwards

Key Responsibilities:

•   Appointing, compensating, evaluating, retaining or terminating as well as overseeing the independent auditor;

•   Reviewing matters pertaining to auditor independence and the provision of non-audit services;

•   Resolving disagreements between senior management and the independent auditor regarding financial reporting;

•   Reviewing and assessing the Company’s financial and accounting policies and procedures as well as the quality and accuracy of annual and quarterly financial statements;

•   Monitoring the establishment, maintenance and evaluation of the disclosure controls and procedures required by the SEC;

•   Reviewing programs instituted by the Company’s Internal Audit Department;

•   Reviewing identified risks and the mitigation measures taken by senior management;

•   Reviewing the CLO’s reports relating to litigation and compliance; and

•   Overseeing the whistleblower procedures for reporting questionable accounting and audit practices and other matters that may be reported through the whistleblower hotline.

Meetings in FY 2019: 5

(1)      The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise and is financially literate for purposes of the NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

Report of the Audit Committee

The Company’s internal controls and financial reporting are a multi-faceted undertaking, monitored and overseen by the Audit Committee. The Company’s management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and reporting on the Company financial statements’ conformity with generally accepted accounting principles. Additionally, the independent auditors are responsible for providing an attestation on management’s assessment of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee all of these processes on behalf of the Board. This responsibility includes engaging the independent auditors, pre-approving their annual audit plan and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton. The Audit Committee has also reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Grant Thornton’s evaluation of these controls. The Audit Committee further discussed matters required to be discussed by standards, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees. Grant Thornton has provided to the Audit Committee the written disclosures and the letter required by the PCAOB and has discussed with the Audit Committee its independence from the Company and Company management. Finally, the Audit Committee considered whether Grant Thornton’s provision of non-audit services to the Company was compatible with maintaining its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019 for filing with the SEC.

AUDIT COMMITTEE

Thomas J. Hansen, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

B. Joanne Edwards

24	2019 Proxy Statement

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Chair: Thomas E. Chorman

Other Members:

•   B. Joanne Edwards

•   Jeffrey S. Edwards

•   Daniel B. Hogan

Key Responsibilities:

•   Drafting and reviewing the Corporate Governance Charter, Corporate Governance Guidelines and each committee charter;

•   Monitoring all charters’ compliance with laws, rules and regulations and recommending changes as appropriate;

•   Reviewing the Company’s policies and procedures for compliance with the Company’s Code of Business Conduct and Ethics;

•   Evaluating Board and committee memberships;

•   Selecting and recommending candidates for Board membership;

•   Retaining or terminating search firms to identify candidates for Board membership; and

•   Establishing and leading the Board performance review process to measure the effectiveness of the Board, its committees and the individual directors.

Meetings in FY 2019: 3

Report of the Nominating and Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are broad. The N&CG Committee operates pursuant to the Corporate Governance Charter. In fulfilling the responsibilities and duties contained therein, the N&CG Committee actively reviews all Board principles, guidelines and charters. The N&CG Committee also maintains responsibility for overseeing senior management’s compliance with the Code of Business Conduct and Ethics. The N&CG Committee further identifies and evaluates candidates for Board membership, evaluates Board committee membership and recommends Company employees for election to Company officer roles. Lastly, the N&CG Committee establishes and maintains a Board performance review process and recommends changes to the Board based on the review.

Code of Business Conduct and Ethics

Management has the primary responsibility for creating, maintaining and administering programs to ensure employees’ compliance with the Code of Business Conduct and the Code of Ethics for Senior Financial Management, (the “Codes”), both of which are available on Standex’s website in the “Governance” section. The N&CG Committee routinely receives updates from the Corporate Governance Officer on the existing programs and any proposed programs.

During the past fiscal year, the Company utilized an online interactive compliance training program to educate employees on the Codes as well as other regulatory and workplace compliance topics. Employees are assigned training modules on a quarterly basis to promote ongoing awareness of ethics issues. The Company divisions routinely customize the modules to address ethics issues specific to their organizations.

The N&CG Committee is also responsible for evaluating and approving requests for waivers of the Codes. Any request must be submitted, in writing, to the Chair of the N&CG Committee, who then reports the submission to the whole N&CG Committee. The N&CG Committee then provides their recommendation on the request to the Board. Any waivers granted to executive officers are disclosed to shareholders as soon as practicable via the Company’s website. No waivers have been granted during FY 2019 or during any prior period.

Additionally, a third-party global, multi-language hotline is available 24/7 at every Company location worldwide, for anonymous reporting of financial, accounting, auditing or other employee concerns. This communication tool is a beneficial outlet for employees to express concerns.

2019 Proxy Statement	25

Identifying and Evaluating Candidates for Board Membership

The N&CG Committee is responsible for recommending candidates for Board membership when the N&CG Committee has identified a need to add new members or when there is a vacancy. The N&CG Committee has not established specific, minimum qualifications for director nominees. However, the N&CG Committee strives to find candidates whose skills complement the needs presented by the global, multi-sector, engineered manufacturing operations of the Company and whose skills include analytical financial expertise and strategic planning. Candidates must also possess characteristics, such as integrity and sound judgment, that would enable the Board to function cohesively and effectively. The N&CG Committee also evaluates whether a particular candidate has the capacity and desire to make a significant time commitment to serving on the Board.

To identify such candidates, the N&CG Committee has the authority to retain a third-party search firm and to consider suggestions by directors, shareholders and management. The N&CG Committee ensures that the pool of candidates reflects a range of professional experience and expertise as well as diversity of gender, race and ethnicity by instructing the search firm to seek out and present diverse candidates who may expand the perspectives of the Board. The N&CG Committee views diversity expansively and considers depth and breadth of relevant business experience, leadership performance and strategic acumen alongside other immutable characteristics that a candidate may possess.

The N&CG Committee reviews and evaluates each candidate by taking into account all available information concerning the candidate. All candidates, whether identified by a third-party search firm, the directors, management or shareholders, are evaluated based on the same criteria. The candidates must also fit within the existing composition of the Board to be recommended to the Board as a prospective nominee.

Shareholders may submit recommendations for future candidates by notifying the N&CG Committee, in writing, using the process described under “Shareholder Proposals and Nominations” on page 57. Please attach any appropriate supporting materials. Shareholders may submit direct nominations for inclusion in the Company’s Proxy Statement by following the process described under “Shareholder Proposals and Nominations” on page 57.

Board Self-Assessment

The N&CG Committee has developed and implemented a prescribed self-evaluation process to assess the configuration and enhance the functionality of the Board and each of its committees. This process identifies current Board members’ attributes, expertise and experiences and creates a skills matrix, which is used to identify areas of improvement within Board structure and committee configuration. The self-evaluation is instrumental in evaluating the future needs of the Board in relation to the Company’s strategic goals and identifying the qualifications a future candidate should have to aid in the achievement of those strategic goals.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Thomas E. Chorman, Chair

B. Joanne Edwards

Jeffrey S. Edwards

Daniel B. Hogan

26	2019 Proxy Statement

Director Compensation

Director Compensation Elements

The compensation elements and amounts are established by the Board after a review of data prepared by the Compensation Committee’s independent compensation consultant. The data and report show competitive director compensation levels for peer companies and the Company’s peer group. More information about the Compensation Committee’s independent consultant report and the methods for determining competitive compensation can be found under “Basis for Determining Executive Compensation” on page 34.

In FY 2019, non-employee directors received, as applicable, the following:

Compensation Element
Board Membership
Annual Cash Retainer	$ 60,000
Annual Equity Stock Grant	$ 100,000
Audit Committee
Non-Chair Membership	$ 8,000
Chair	$ 16,000
Compensation Committee
Non-Chair Membership	$ 5,000
Chair	$ 10,000
Nominating and Corporate Governance
Non-Chair Membership	$ 3,000
Chair	$ 8,000
Lead Independent Director Service Fee	$ 16,000

Directors may choose to defer up to 100% of their annual cash retainer into the MSPP, which is described in detail on page 42 under “Management Stock Purchase Plan.” The equity portion of non-employee director compensation is granted in the form of shares of restricted stock having a $100,000 fair market value at the time of grant, which is established using the closing price of the Company’s stock on the date of the Annual Meeting. These shares of restricted stock vest 3 years after the grant date. Upon the retirement of a director or a change in control of the Company, all unvested shares of restricted stock are subject to acceleration and immediate vesting. Directors do not receive benefits under Standex retirement plans or any perquisites.

Under the Company’s Corporate Governance Guidelines, all non-employee directors must own shares of Company stock with a value of at least five times the value of their annual cash retainer. Until a director has the requisite number of shares, they are required to retain at least 50% of the share units they are awarded. As of June 30, 2019, all non-employee directors are presently in compliance with this requirement. Additionally, the Company has a policy concerning transactions involving Company securities. The policy is explained under “Policy Concerning Transactions Involving Company Securities” on page 46. None of the directors have engaged in any of the prohibited transactions during FY 2019 or any prior periods.

Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for FY 2019. Compensation information for Mr. Dunbar is detailed in the Compensation Discussion & Analysis and Compensation Tables sections of this Proxy Statement. Mr. Dunbar did not receive any compensation solely for his service as a director.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Charles H. Cannon, Jr.	73,000	100,000	3,158	176,158
Thomas E. Chorman	81,000	100,000	1,491	182,491
B. Joanne Edwards	50,500	100,000	-	150,500
Jeffrey S. Edwards	73,000	100,000	2,741	175,741
Thomas J. Hansen	32,000	186,543	3,158	221,701
Michael A. Hickey	5,000	186,543	-	191,543
Daniel B. Hogan	18,000	164,907	1,908	184,815

(1)

This column includes the annual cash retainer and fees earned for serving as Lead Independent Director, Chair or member of any committee less the portion of the annual cash retainer that the director elected to defer pursuant to the MSPP.

(2)

This column includes the aggregate grant date fair value of the annual equity stock grant and the RSUs granted under a director’s deferment election under the MSPP. The annual equity stock grants were made on October 25, 2018, valued at $96.55 per share, the closing price of our common stock on the grant date. The MSPP RSU grants were made on September 6, 2018, valued at $102.20 per share, the closing price of our common stock on June 29, 2018, and discounted by 25% under the terms of the MSPP. Totals have been calculated in accordance with FASB ASC 718.

2019 Proxy Statement	27

(3)	This column consists of dividends equivalents that were paid in FY 2019 which had accrued during the 3-year vesting period for the director’s previous stock awards.

As of June 30, 2019, the aggregate number of unvested shares or share units held by each director was as follows:

Name	Unvested Stock	Name	Unvested Stock
Charles H. Cannon, Jr.	3,975	Thomas E. Chorman	3,165
B. Joanne Edwards	1,035	Jeffrey S. Edwards	4,436
Thomas J. Hansen	5,646	Michael A. Hickey	2,379
Daniel B. Hogan	5,025

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Standex directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership.

Based solely on a review of the reports filed for FY 2019 and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), with the exception of the Form 3 filing for Ms. Bell upon her appointment as an executive officer in June 2019. Such delay was caused by technical difficulties in obtaining necessary filer codes in order to make the EDGAR filing with the SEC.

Director & Management Stock Ownership

The following table shows, as of July 31, 2019, the number of shares of our common stock beneficially owned by each of our current directors, director nominee and Named Executive Officers, and all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percent of Outstanding Shares
Annemarie Bell	631	*
Paul C. Burns	13,256	*
Charles H. Cannon, Jr. (2)	24,065	*
Thomas E. Chorman	9,680	*
Thomas D. DeByle (3)	69,229	*
David Dunbar (4)	72,849	*
B. Joanne Edwards	1,035	*
Jeffrey S. Edwards	6,646	*
Alan J. Glass	7,044	*
Thomas J. Hansen	8,791	*
Michael A. Hickey	2,379	*
Daniel B. Hogan (5)	17,214	*
All Directors & Executive Officers	232,819	1.81%

*	Less than 1% of outstanding common stock
(1)

“Beneficially Owned” means having the sole or shared power to vote, and/or the sole or shared power to invest the shares of common stock. The column contains stock which is, as of July 31, 2019, beneficially owned by the director or executive. The column also includes shares of restricted stock units and performance share units that will be converted to common stock within 60 days: Burns (1,204), Cannon (810), DeByle (3,725), Dunbar (10,502), J. Edwards (607), Glass (1,366), Hansen (810), Hogan (607), and all other directors and executive officers (419). Beneficial stock ownership is not reflected for Mr. McGovern due to the fact that his employment with the Company terminated in October 2018 and he is no longer required to report under Section 16(a).

(2)	Mr. Cannon has 18,460 shares held in a trust, of which he is the trustee, for the benefit of Mr. Cannon’s children.
(3)

Mr. DeByle has shares held in the Employee Stock Ownership Plan portion of the Standex Retirement Savings Plan. The number of such shares may differ slightly from the number reported on Mr. DeByle’s SEC ownership filing due to the Company’s adoption of unitized accounting for such shares under which each participant is allocated a number of units (Company shares + between 0% and 3% of their investment), rather than a defined number of shares.

(4)	Mr. Dunbar has 46,637 shares held in a revocable trust, of which he is the trustee, for the benefit of his immediate family members.
(5)	Mr. Hogan has 12,188 shares held in a revocable trust of which he is the trustee.

28	2019 Proxy Statement

Stock Ownership of Certain Beneficial Owners

Based on the most recent Schedule 13G filings, the following table sets forth information about the number of shares of our common stock held by persons we know to be the beneficial owners, as determined in accordance with Rule 13d-3 of the Exchange Act, of more than 5% of the issued and outstanding common stock.

Name and Address	Common Stock Beneficially Owned (1)	Percent of Outstanding Shares as of the Record Date
Black Rock Inc. 55 East 52nd Street New York, New York 10055	1,874,997	14.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,302,643	10.15%
Champlain Investment Partners, LLC 180 Battery Street Burlington, Vermont 05401	679,020	5.29%

(1)	This column shows shares beneficially owned by the named owner as follows:

	Black Rock (a)	Vanguard (b)	Champlain (c)
Sole voting power	1,835,448	23,687	463,030
Shared voting power	0	2,181	0
Sole investment power	1,874,997	1,277,826	679,020
Shares investment power	0	24,817	0

The foregoing information is based solely on:

(a)	a Schedule 13G/A filed by Black Rock with the SEC on January 31, 2019;
(b)	a Schedule 13G/A filed by Vanguard with the SEC on February 11, 2019;
(c)	a Schedule 13G/A filed by Champlain with the SEC on February 13, 2019.

2019 Proxy Statement	29

Compensation Discussion & Analysis

Introduction

The following sections contain our Compensation Discussion and Analysis. This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our chief executive officer and our other executive officers named in the “Summary Compensation Table” on page 48. This group is collectively referred to as our “Named Executive Officers” or “NEOs.” During FY 2019, our NEOs were:

•	David Dunbar, President and Chief Executive Officer (“CEO”);

•	Thomas D. DeByle, Vice President, Chief Financial Officer (“CFO”) and Treasurer;

•	Alan J. Glass, Vice President and Chief Legal Officer (“CLO”);

•	Paul C. Burns, Vice President of Strategy and Business Development;

•	Annemarie Bell, Vice President of Human Resources; and

•	Ross McGovern, Former Vice President and Chief Human Resources Officer

Mr. McGovern’s employment with the Company terminated on October 5, 2018. Ms. Bell served as interim Vice President of Human Resources following the departure of Mr. McGovern and was promoted to Vice President of Human Resources and elected as a corporate officer in June 2019. As previously announced, Ademir Sarcevic joined the Company on September 9, 2019 as CFO and Mr. DeByle will be leaving the Company effective September 20, 2019 to pursue another opportunity.

Business Highlights

Year over year sales increased by 2.7% as growth from strategic acquisitions and new business opportunities was largely offset by unexpected market softness, especially in our Electronics and Refrigeration businesses. These market conditions, together with the direct and indirect impact of U.S. tariffs on China, resulted in a decrease in adjusted operating income of 7.7%. Despite our lower earnings, however, we increased cash flow by $20M due to improvements in working capital turns driven by improved management practices. We continued our business development strategy to seek and develop sales growth laneways which are new avenues of business that evolve from our development of new products and/or markets. Our three FY 2019 acquisitions delivered $28.3M in sales growth in our higher margin Electronics and Engraving businesses, and we made progress on the rationalization of our portfolio with the successful divestiture of the lower-margin Cooking Solutions Group at an attractive price.

Our Compensation Program Aligns Pay with Performance

The Compensation Committee designs the executive compensation program to deliver pay in accordance with performance. As a result, a large percentage of our Named Executive Officers’ total target compensation is “at- risk,” tied to performance-based annual incentive awards and long-term equity awards which also have a performance-based component. The Compensation Committee sets performance metrics and strategic goals that are rigorous and will drive sustainable creation of shareholder value.

On an annual basis, the Compensation Committee reviews an independent report, provided by the Compensation Committee’s external compensation consultant on realizable pay for performance to ensure that our executives’ realizable pay is in line with overall Company performance and is also competitive when compared to the Company’s peer group. This approach has created a compensation program whereby the Named Executive Officers’ pay is in line with shareholder value creation, as shown in the adjacent graph with respect to our CEO’s compensation.

* Adjusted EPS excludes non-cash charges, gains or losses associated with the sale of excess real estate, and mergers, acquisitions and divestitures related costs that were incurred during that fiscal year. Prior year EPS does not include contribution from the divested Cooking Solutions Group.

** CEO Pay represents the CEO’s total compensation disclosed in the Summary Compensation Table set forth on page 48 of this proxy statement, less any earnings or losses reported in the Non-Qualified Deferred Compensation column.

30	2019 Proxy Statement

Good Compensation Practices

In addition to providing compensation for performance, the Compensation Committee strives to design the Company’s compensation program to include what is considered good practices in the industry. Much like our corporate governance practices, we believe that good compensation practices increase shareholder value, strengthen our business and encourage us to manage risk properly. The checklist below provides a highlight of our compensation practices.

Checklist of Compensation Practices What we do What we don’t do ✓ Executive compensation is tied to performance ✓ Caps on incentive payouts ✓ Strategic performance metrics ✓ Benchmarks determined based on peers of comparable size, complexity & industry ✓ Compensation Committee has the right to “claw back” awards ✓ Independent compensation consultant ✓ Stock ownership guidelines ✓ Encourage long-range planning ✓ Compensation Committee is comprised solely of independent directors No excise tax gross-up provisions No single-trigger change in control severance benefits No hedging or pledging of Company shares Our incentive programs do not encourage excessive risk taking No excessive perquisites

Objectives and Principles

OUR PRIMARY OBJECTIVES ARE TO:	OUR PRIMARY PRINCIPLES ARE:

•   Align the interests of our executives with the interests of our shareholders

•   Attract, retain and motivate highly qualified executives

•   Pay for performance by rewarding current performance and driving future performance

•   Appropriately manage risk

•   Provide a competitive pay opportunity

•   Promote long-term commitment to the Company via deferred equity awards and share ownership guidelines for our executives

●   Incentive compensation should be performance-based

●   Incentive compensation should represent the majority of total target compensation

●   Incentive compensation should balance short and long-term performance

●   Incentive compensation should discourage excessive risk-taking

●   Long term incentives should balance stock appreciation and financial achievements

●   Compensation levels should be competitive

●   Executive compensation should be reviewed annually

The aforementioned principles have been established by the Compensation Committee to further the objectives and guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers.

2019 Proxy Statement	31

Incentive Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of the compensation received by executives, including our Named Executive Officers, should be tied to the performance of the Company relative to established financial objectives and to individual strategic metrics. The elements of the executive compensation program embody this principle by linking the annual incentive opportunity and long-term equity grants directly to such performance.

Incentive Compensation Should Represent the Majority of Total Target Compensation

The Compensation Committee believes that the majority of an executive’s compensation should be “at risk,” as an incentive to drive the creation of sustainable shareholder value and align the interests of our executives with those of our shareholders. In 2019, our Named Executive Officers’ incentive compensation amounted to 58% of their total target compensation, on average. The Committee believes that the CEO’s incentive compensation should be a higher percentage of total compensation given the CEO’s strategic position and responsibility to drive company performance. In 2019, the CEO’s incentive compensation was 76% of his total target compensation. The following table presents the percentage of total target compensation that was “at-risk” for each Named Executive Officer, and the graph represents the mix of the Named Executive Officers’ total target compensation.

Name	Percent of FY 2019 Pay “At Risk” (%)
David Dunbar	76
Thomas D. DeByle	71
Alan J. Glass	61
Paul C. Burns	61
Annemarie Bell (1)	26
Ross McGovern	54

(1)

Ms. Bell served as Interim VP of Human Resources following the October 2018 departure of Mr. McGovern. She was promoted to the position of VP of Human Resources and elected as a corporate officer in June 2019. As such, she did not participate in the LTIP, which is established at the beginning of the fiscal year, to the same extent as other NEOs. Thus, Ms. Bell’s “at risk” pay percentage is lower than other NEOs.

CEO COMPENSATION MIX 20% 24% 30% 26% At Risk 76% Base Salary Annual Incentive AVERAGE NEO COMPENSATION MIX 17% 42% 19% At Risk 58% 22% LTIP PSU LTIP RSU Fixed Pay At Risk

32	2019 Proxy Statement

Incentive Compensation Should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that driving sustained shareholder value creation requires that executive incentive compensation be appropriately balanced between short and long-term objectives. In addition, the Compensation Committee believes that such balancing discourages excessive risk taking that otherwise could drive short-term results at the expense of sustained long-term performance. Our executive compensation program promotes this objective by balancing the long-term incentive components in the form of equity-based awards, such as restricted stock awards and contingent performance shares, with short-term annual cash incentive opportunities.

The value of long-term incentive components is tied, in part, to our stock price, thereby aligning executives’ interests with those of shareholders. However, the Compensation Committee recognizes that our share price is an incomplete measure of Company performance in the short-term, as other factors may significantly impact stock prices. Accordingly, the annual cash incentive opportunity component of executive compensation emphasizes current or short-term corporate performance and the realization of short-term defined business and financial objectives. The Compensation Committee has determined that the balance between annual cash incentive opportunities and long-term equity incentives encourages our Named Executive Officers to focus on creating short and long-term shareholder value, while fulfilling business objectives and strategic goals.

Long-Term Incentives Should Balance Stock Price Appreciation and Business/Financial-Based Achievements as well as Shareholder Return Relative to Other Industrial Manufacturing Companies

Our FY 2019 long-term incentive awards for NEOs other than the CEO are equally weighted between restricted stock awards and contingent performance shares. The restricted stock awards cliff vest at the end of a 3-year service period. The contingent performance shares vest at the end of a 3-year performance period based on achievement against pre-established financial performance criteria. With respect to FY 2019 awards, ultimate award payouts will be adjusted by a relative TSR measure over the 3-year performance period to reflect performance relative to other industrial companies in the S&P 600 Capital Goods Index. The Compensation Committee has determined that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock price appreciation and financial-based achievement, aligns the interests of our Named Executive Officers with shareholders and aids in retention of our Named Executive Officers.

Compensation Levels Should be Competitive

The Compensation Committee reviews market compensation data compiled and prepared by the Compensation Committee’s independent executive compensation consultant to evaluate whether our executive compensation program is market competitive. The Compensation Committee uses this data to benchmark our executives’ base salary, annual incentive opportunities and long-term incentive compensation. Generally, the Compensation Committee then sets target compensation at approximately the market median. However, the Compensation Committee considers other relevant factors in setting each Named Executive Officer’s total target compensation, including the Named Executive Officer’s scope of responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. As a result, the Compensation Committee may set a Named Executive Officer’s total target compensation or an individual component of total target compensation below or above market median. By taking into account market data and other relevant considerations, the Compensation Committee is able to set each Named Executive Officer’s compensation at an appropriate level that enables us to attract and retain the highly qualified executives necessary to drive long-term enhancement of shareholder value.

The Executive Compensation Program Should be Reviewed Annually

The Compensation Committee believes that it is prudent to review and evaluate the executive compensation program annually in light of evolving market practices, regulatory requirements, the competitive market for executives and our executive compensation philosophy. This process is repeated in a structured manner annually.

2019 Proxy Statement	33

Basis for Determining Executive Compensation

The Compensation Committee uses a multi-faceted approach to designing the executive compensation program. The approach includes the use of the independent compensation consultant to advise the Compensation Committee on the selection of an appropriate peer group, analysis of the peer group’s practices and compensation levels and recommendations for the Compensation Committee to consider. Compensation levels for specific executives are based on various factors, including the executive’s experience, individual accomplishments and the breadth of the executive’s organizational responsibilities. The Compensation Committee discusses the program with the CEO and the VP of Human Resources to determine the effectiveness of the program in terms of achieving our stated objectives, including whether the current program is achieving desired motivational effects and properly incentivizing the executives.

Executive Compensation Consultant

In FY 2019, the Compensation Committee retained the same independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which has assisted the Compensation Committee since 2015. Meridian is an internationally recognized executive compensation consulting firm. No other compensation consultant was engaged in FY 2019.

Meridian was retained to assist the Compensation Committee in the development of a compensation peer group and to advise the Compensation Committee on our existing executive compensation program. Meridian provided research, data analyses, survey information and design expertise as part of its services. Meridian also notified the Compensation Committee of regulatory developments and market trends relating to executive compensation practices. Meridian did not determine nor recommend the exact amount of compensation for any Named Executive Officer. From time to time, Meridian also performs an analysis of independent director compensation.

For FY 2019, Meridian conducted a competitive assessment of our executive compensation program (including, design, features and target pay opportunities) against our compensation peer group. Based on Meridian’s assessment, the Compensation Committee determined that our executive compensation program is reasonable and appropriate when compared to our peer group.

The Compensation Committee, in determining whether to continue retaining Meridian for FY 2019, assessed Meridian’s independence under the NYSE’s listing standards. Meridian provided the Compensation Committee with confirmation of its independent status under the NYSE’s standards. As such, the Compensation Committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the Company, the Company executives, the Compensation Committee or its members.

Peer Group

The following selection criteria were used to establish the Company’s Fiscal 2019 compensation peer group:

•	The company should be an industrial and technology manufacturing company;
•	The company should have revenues between 1/3 and 3 times the Company’s revenue;
•	The company should have multiple business units; and
•	The company should serve global markets.

Based on this selection criteria, our FY 2019 peer group consisted of the following 20 companies:

Albany International Corporation	Graco, Inc.	Middleby Corporation
Altra Industrial Motion Corporation	Hardinge, Inc.	NN, Inc.
Barnes Group, Inc.	Hillenbrand, Inc.	Nordson Corporation
Chart Industries, Inc.	JBT Corporation	RBC Bearings, Inc.
CIRCOR International, Inc.	Kadant, Inc.	TriMas Corporation
Enpro Industries, Inc.	L.B. Foster Company	Xerium Technologies, Inc.
ESCO Technologies, Inc.	Lydall, Inc.

The Compensation Committee, with Meridian’s assistance, routinely reviews the selection criteria and the peer group companies to achieve a relative size positioning that is within a competitive range of median, that is, between the 40th and 60th percentile of the peer group companies. As a result of its most recent review (applicable for FY 2020), two companies, Hardinge Inc. and Xerium Technologies, Inc., were removed from our peer group as they were both acquired during FY 2019 and no longer publicly disclose their compensation practices. Additionally, as a result of our latest comprehensive analysis, 5 companies were removed and replaced for FY 2020, based largely on those companies no longer meeting the revenue criteria.

34	2019 Proxy Statement

Components of Executive Compensation

Overview

The primary components of the Company’s executive compensation program in FY 2019 are shown in the following table and are discussed in detail below:

Category	Compensation Element	Description
Fixed Cash Compensation	Base Salary	Fixed cash compensation based on responsibilities of the position
Short-Term Incentives	Annual Incentive Opportunity	Variable annual cash incentive for achievement of pre-determined performance goals and metrics
Long-Term Incentives	Restricted Stock Awards	Grants of restricted stock, which cliff vest at the end of a 3-year period
	Performance Share Units	Cliff vest at the end of a 3-year performance period between 0% and 200% of award value based on pre-determined financial performance metrics
	Management Stock Purchase Plan	Optional deferral of up to 50% of the annual incentive opportunity into the receipt of discounted RSUs
Retirement	Standex Deferred Compensation Plan	Unfunded, non-qualified deferred compensation plan, available to executive officers and other U.S. employees based on salary level
	401(k) Plan	Qualified 401(k) plan available to U.S. employees
Other	Employment Agreements & Severance	Caps severance pay in the event of termination and enforces non-competition
	Other Benefits	Certain executives receive an automobile allowance and/or tax preparation services; no other perquisites offered

Base Salary

Base salary is fixed cash compensation. During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of the executives including the Named Executive Officers. For each Named Executive Officer, the Compensation Committee takes into account a number of factors, including the scope of the executive’s responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. Salary levels are reviewed annually and are adjusted when appropriate. Increases in base salary are not automatic or guaranteed in order to promote a performance culture.

Effective October 1st of FYs 2018 and 2019, the base salary of each Named Executive Officer was set as follows:

Name	FY 2019 Base ($)	FY 2018 Base ($)	Increase
David Dunbar	827,270	803,175	3%
Thomas D. DeByle	423,872	411,526	3%
Alan J. Glass	350,000	339,771	3%
Paul C. Burns (1)	350,000	318,270	10%
Annemarie Bell (2)	214,434	185,657	16%
Ross McGovern	299,112	290,400	3%

(1)	Mr. Burns received an above-market percentage increase as a market adjustment.
(2)

Ms. Bell served as Interim VP of Human Resources following the October 2018 departure of Mr. McGovern. The increase in Ms. Bell’s base salary reflects her increased responsibilities in this interim role.

2019 Proxy Statement	35

Annual Incentive Opportunity

The Compensation Committee establishes the annual cash incentive opportunity for executives including our Named Executive Officers through a detailed performance planning process called the Balanced Performance Plan (“BPP”). During the BPP process, the Compensation Committee establishes (i) the target incentive amounts; (ii) the respective weight of the financial performance measures and strategic goals; (iii) the Company financial performance goals at “threshold,” “target,” and “superior” levels; and (iv) the strategic goals for each Named Executive. The BPPs and each goal are reviewed and discussed during the course of two Compensation Committee meetings through the first quarter of each fiscal year before being approved.

BPP PROCESS Step 1 Establish target incentive amounts Step 2 Establish % of target allocated to financial performance measures Establish % of target allocated to strategic goals Step 3 Establish threshold, target and superior levels Allocate percentages between strategic goals Step 4 Quantitatively evaluate performance Qualitatively evaluate performance

2019 Annual Incentive Formula

2019 Annual Incentive Formula Base Salary Target Percentage Financial Achievement Factor* Strategic Achievement Factor* Annual Incentive Amount

*

These factors are calculated by taking the goal weight and multiplying it by the goal achievement percentage. For example, if the weight of financial goals totals 75%, and the financial achievement percentage is 100%, the financial achievement factor would be 75%.

Target Incentive Amounts

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these target incentives based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity and competitive market data as provided by Meridian, in consultation with Meridian and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in FY 2019 is as follows:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive Amount ($)
David Dunbar	105%	868,634
Thomas D. DeByle	70%	296,710
Alan J. Glass	55%	192,500
Paul C. Burns	55%	192,500
Annemarie Bell (1)	25%	53,609
Ross McGovern	45%	134,600

(1)

The relatively lower target incentive for Ms. Bell reflects the fact she was promoted to VP-HR and appointed as a corporate officer at the end of June 2019, while such targets are set during the first quarter of each fiscal year.

36	2019 Proxy Statement

Goal Weight within Target Incentive

After establishing a target incentive amount for each executive, the Compensation Committee determines the relative weight of financial performance measures and strategic goals. For FY 2019, the Compensation Committee set the following relative weight of these performance measures (except for Mr. Burns):

•	75% of the annual incentive opportunity would be based on the achievement of financial performance goals and
•	25% of the annual incentive opportunity would be based on individual achievement of strategic goals.

The foregoing relative weight represent a 5 percentage point increase with respect to the financial performance goals and a corresponding 5 percentage point decrease with respect to the strategic goals. This change in weight was made to enhance alignment with peer group and shareholder preferences. Payout for the achievement of both financial performance and strategic goals can range between 0% and 200% and total payout is capped at 200% of the target percentages specified above.

With respect to Mr. Burns, the Compensation Committee determined that 30% of his annual incentive opportunity would be based on achievement of financial performance goals and 70% of his annual incentive opportunity would be based on strategic goals due to the nature of his position as head of the Company’s strategy and business development function.

Setting Financial Performance Measures

The Compensation Committee, working with the CEO, evaluates and establishes financial objectives that correlate to the creation of shareholder value, are aligned with the Company’s annual business plan and are appropriate measures for evaluating executive performance. For FY 2019, the Compensation Committee selected the following two financial performance measures: (i) EBITDA and (ii) net working capital turns. The Compensation Committee selected these performance measures because it believes they are the most important financial factors in preserving and enhancing shareholder value in the short-term and sustaining growth and stability for the long-term. Last year (and previous fiscal years) the Compensation Committee had selected adjusted EPS and sales as performance measures for the annual incentive plan. For FY 2019, the Compensation Committee therefore lessened the absolute focus on EPS, although achieving a specified EPS target was included in each NEO’s strategic goals.

After determining the performance measures, the Compensation Committee set “threshold,” “target,” and “superior” performance goals, which corresponded to annual incentive payouts of 50%, 100% or 200% of the target incentive amount, respectively. If achieved performance fell between two performance levels, the amount of the incentive payout would be determined through interpolation. However, no payout would be made if achieved performance fell below threshold. The Compensation Committee set the “threshold” performance level high enough so that achieving the level is not guaranteed, while setting the “superior” performance level high enough so that achieving it is difficult and represents an outstanding accomplishment. The Compensation Committee may adjust the financial performance targets to reflect the impact of special events, such as acquisitions or divestitures, during a fiscal year. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

Setting Strategic Goals

The Compensation Committee, in consultation with the Board, evaluates and establishes strategic objectives that correlate with the creation of shareholder value, align with the Company’s business plan and are appropriate measures for judging individual executive performance. As with financial performance measures, the Compensation Committee sets relative weights and metrics for each strategic goal. The specific goals are developed based on the individual nature of an executive’s role and responsibilities.

In FY 2019, the Compensation Committee set the following strategic goals for the CEO:

•

Deliver $45M sales from growth laneways; implement missed commitment review process to reduce degree of financial misses; implement an annual Kaizen event plan for sites with >50 employees; achieve TRIR of 0.9; achieve an internal fill rate of 60% for leadership positions;

•

Increase the M&A funnel process by an additional $500M in annual sales; present at least three synergistic acquisition candidates with IRR>15%; attempt to close two or more such acquisitions; continue to deliver and track achievement of base plan performance for recent transactions;

•

Initiate execution of Board approved portfolio alignment activities; successfully divest at least one non-core business by achieving a competitive market multiple and minimize impact on operations; and

•	Deliver budgeted EPS of $5.56.

2019 Proxy Statement	37

In consultation with the CEO, the Compensation Committee sets strategic goals for executive officers, including the other Named Executive Officers, that are tied to the completion of specific projects in their functional areas. These projects are important to the Company in that they improve productivity and significantly lower the cost structures of the respective departments, resulting in better processes and reduced costs.

Results for FY 2019

Financial Goals and Results. For FY 2019, the financial goals, weight, achieved performance levels and payout percentage were as follows:

Financial Performance Metric Threshold (50%) Target (100%) Superior (200%) Weight Payout Percentage EBITDA (1) $117,221 $132,291 $146,995 $165,369 45% 0% Net Working Capital Turns Q1(2) 4.2 4.5 4.7 5.2 0% (3) 0 Net Working Capital Turns Q2 4.5 4.5 5.0 5.5 7.5% 3.75% Net Working Capital Turns Q3 4.7 4.7 5.2 5.7 7.5% 3.75% Net Working Capital Turns Q4 4.8 5.3 5.6 5.8 7.5% 12.0% Net Working Capital Turns 5 Point Average (4) 4.7 4.9 5.3 5.5 7.5% 5.8% Financial Goal Weighted Achievement Total 25.3% (5)

(1)

EBITDA, which stands for earnings before interest, tax, depreciation and amortization, is a non-GAAP financial measure that is determined by the sum of (i) income from continuing operations before income taxes, (ii) interest expense, and (iii) depreciation and amortization.

(2)

Net working capital turns measures the ratio of sales to net working capital. The ratio was calculated by using annualized net sales for the trailing three-months of the listed quarter, and dividing by the net working capital (calculated as net accounts receivable and inventory minus accounts payable) at the end of the listed quarter.

(3)	The weight of this was zero because the goals had not been finalized and communicated to the divisions until two months into the first quarter.
(4)	This five-point average included the net working capital turns for Q1-Q4 of FY 2019 and Q4 of FY 2018.
(5)	Mr. Burns’ financial goal weighted achievement total was 10.1% due to differing weight of financial vs. strategic goals.

38	2019 Proxy Statement

Strategic Goals and Results. The Compensation Committee met with the CEO to evaluate the performance of each Named Executive Officer (other than the CEO) against their strategic goals. To determine the extent to which each strategic goal was met, the Compensation Committee evaluated several factors including the difficulty of reaching the goal, the work performed to achieve the goal, the quality of the work performed and other factors that influenced the ease or difficulty of meeting the goal. The Compensation Committee determined that each Named Executive Officer achieved greater than target on their strategic goals. For the CEO, the Compensation Committee evaluated his performance based on the following:

●

The continued deployment of the Company’s Growth Disciplines resulted in an increase of $63M in laneway sales. The implementation of a missed commitment review process reduced Q4 misses against forecast by 25% and improved net working capital turns. All sites with more than 50 employees implemented annual Kaizen events. Improvements to the Talent Development system resulted in an internal fill rate of 60% for management level and above positions. Safety scores remained stable.

●

The acquisitions funnel continues to grow. Five attractive candidates were brought forward, where the Company attempted to close on four of them and succeeded in closing Tenibac-Graphion, Inc., Agile Magnetics, Inc. and GS Engineering Co. Recent acquisitions are generally exceeding projections, but two of the FY 2019 acquisitions are behind near-term projections due to unanticipated market slowdowns.

●	The Cooking Solutions Group divestiture was completed successfully, on schedule and was sold at a price at the upper end of the expected range.
●	The EPS target was not met due to an EBIT shortfall, increased interest and a higher tax rate resulting in an EPS of $4.03.

The following table shows the overall annual incentive opportunity results for FY 2019.

Name	Financial Performance Weighted Achievement (% of Target)	Strategic Goals Weighted Achievement (% of Target)	Total BPP Score	Target Annual Incentive Amount ($)	Annual Incentive Amount ($)
David Dunbar	25%	30%	55%	868,634	480,354
Thomas D. DeByle	25%	30%	55%	296,710	164,081
Alan J. Glass	25%	30%	55%	192,500	106,453
Paul C. Burns	10%	97%	107%	192,500	206,360
Annemarie Bell	25%	30%	55%	53,609	29,646
Ross McGovern (1)	0%	0%	0%	134,600	0

(1)	Mr. McGovern did not receive an annual incentive award due to the October 2018 cessation of his employment.

Each executive has the opportunity to participate in the Management Stock Purchase Plan (“MSPP”), under which executives can defer a pre-selected percentage of their annual incentive awards into the receipt of RSUs at a 25% discount. More information can be found in the Management Stock Purchase Plan section on page 42.

Long-Term Incentive Plan

In 2008, the Company, with the approval of its shareholders, adopted the 2008 Long Term Incentive Plan (“LTIP”). The purpose of the LTIP is to align executives’ interests with those of shareholders through the annual grant of long-term equity awards. These long-term equity awards reward executives for the Company’s performance over a multi-year period. The LTIP expired in October 2018 and was replaced by the 2018 Omnibus Incentive Plan (“OIP”), which was approved by our shareholders at the October 23, 2018 annual meeting. All long term incentive awards to NEOs for FY 2019 were made in September 2018 under the LTIP.

2019 Proxy Statement	39

LTIP Structure

The FY 2019 LTIP consists of two types of equity awards: time-vested restricted stock awards (RSAs) and performance-based performance share units (PSUs). The Compensation Committee selected these equity vehicles for FY 2019 because each aligns the interests of our Named Executive Officers with those of our shareholders, enhances retention of our Named Executive Officers and provides the opportunity to meaningfully increase level of stock ownership by our Named Executive Officers. In addition, the PSUs motivate our NEOs and reward achievement of financial metrics (and share performance) that are aligned to our long-term business strategy and build long-term shareholder value.

LTIP Component	Description

Awards of Restricted Stock (“RSAs”)	Cliff vest at the end of a 3-year period
Performance Share Units (“PSUs”)	Cliff vest at the end of a 3-year period at 0% to 200% of award value based on pre-determined financial performance metrics

Each RSA vests on the 3rd anniversary of the grant, provided that the RSA holder is employed continuously through the vest date. However, RSAs will immediately vest upon death, disability or retirement. All RSAs under the LTIP are considered beneficially owned by the executive, have voting rights, and earn dividend equivalents, which are paid upon vesting.

Each PSU grant cliff vests over a 3-year performance period based on results achieved against Compensation Committee-approved performance metrics. Payouts under the PSU grant may range from 0% to 200% of target award and are settled in shares of common stock. If threshold performance goals are not achieved by the conclusion of the performance period, the PSU award would be forfeited and no shares would be delivered under the award. PSUs are also subject to forfeiture upon termination of employment during the performance period for any reason other than death, disability, or involuntary termination in connection with a change in control.

The Compensation Committee believes that long-term incentive compensation is essential for retaining and motivating executives. It further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the Compensation Committee, in consultation with Meridian, establishes (i) the target incentive amounts, (ii) the percentage of the target award that is granted in the form of RSAs and PSUs, and (iii) the performance measures at “threshold,” “target” and “superior” levels.

FY 2019 Target Incentive Amounts

For FY 2019, the Compensation Committee set the target long-term incentive compensation for each Named Executive Officer, expressed as a percentage of the executive’s base salary based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity, competitive market data and our stated executive compensation objectives and principles. The Compensation Committee also set the percentage of the total incentive compensation that will be granted in the form of PSUs and RSAs based on the understanding that executives in a position to drive overall Company performance should have a larger portion of their long-term incentive award be awarded in PSUs.

For FY 2019, the Compensation Committee established the following target long-term incentive opportunity and PSU percentage for the Named Executive Officer:

Name	Target LTIP (% of Base Salary)	Target LTIP Amount ($)	Target LTIP Awarded in PSUs
David Dunbar	205%	1,695,904	60%
Thomas D. DeByle	170%	720,582	50%
Alan J. Glass	100%	350,000	50%
Paul C. Burns	100%	350,000	50%
Annemarie Bell (1)	10%	21,443	0%
Ross McGovern	70%	209,378	50%

(1)

Ms. Bell served as Interim VP of Human Resources following the October 2018 departure of Mr. McGovern. She was promoted to the position of VP of Human Resources and elected as a corporate officer in June 2019. As such, she was not eligible to participate in the PSU performance-based portion of the LTIP grants and received only RSAs.

40	2019 Proxy Statement

FYs 2017-2019 Performance Goals & Results

The FY 2017 performance share units were subject to the following performance metrics for the 3-year period ending on June 30, 2019:

Goal	Weight
Three Year Cumulative EBITDA	60%
Three Year Average Return on Invested Capital	40%

The first goal, 3-year cumulative EBITDA, which stands for earnings before interest, tax, depreciation and amortization, is a non-GAAP financial measure that is determined by the sum of (i) income from continuing operations before income taxes, (ii) interest expense, and (iii) depreciation and amortization. The Compensation Committee selected this financial goal because of its direct correlation to profitability and cash flow. Profitability and cash flow are critical to the Company’s ability to complete acquisitions, invest in its core businesses, declare dividends for shareholders and improve overall liquidity.

The second goal, 3-year average return on invested capital, is the average over the three-year period of the Company’s return on invested capital. The Compensation Committee selected average ROIC as the second performance measure because it provides a means of determining whether the Company’s earnings are being invested in a way that optimizes the Company’s returns.

The Compensation Committee may adjust the threshold, target and superior levels to reflect the impact of special events, such as acquisitions or divestitures, during the performance period. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

The threshold, target and superior levels, actual performance, weight and weighted total for the 2017-2019 performance period are:

Financial Performance Metric & Goal Threshold (50%) Target (100%) Superior (200%) Weight Payout Percentage EBITDA $347,171 $343,851 $389,509 $404,638 60% 32.2% ROIC 9.9% 9.74% 13.6% 13.8% 40% 20.7% Weighted Achievement Total 52.9%

Given this weighted achievement total, PSUs granted on August 30, 2016 vested at 52.9%, for the following share payouts and value as of the vest date:

Name	Shares granted on August 30, 2016 (#)	Shares Vesting (#)	Value of Shares Vesting ($) (1)
David Dunbar	11,150	5,899	405,588
Thomas D. DeByle	3,605	1,907	131,134
Alan J. Glass	1,965	1,040	71,478
Paul C. Burns	1,197	633	43,542
Annemarie Bell (2)	0	0	0
Ross McGovern (3)	944	0	0

(1)	Based on the stock price on the date of vesting, August 30, 2019 ($68.75).
(2)

Ms. Bell served as Interim VP of Human Resources following the October 2018 departure of Mr. McGovern. She was promoted to the position of VP of Human Resources and elected as a corporate officer in June 2019. As such, Ms. Bell was not granted any shares at the beginning of the performance period.

(3)	Mr. McGovern did not receive any shares due to the October 2018 cessation of his employment.

2019 Proxy Statement	41

FYs 2018-2020 Performance Goals

The performance metrics for the 3-year period of FYs 2018-2020 and their respective weights are the same as the FYs 2017-2019 metrics and weights. The threshold, target and superior goal levels differ. This performance period ends at the end of FY 2020 - June 30, 2020. If the goals are met, all earned shares will be delivered to the executives once the Compensation Committee certifies the financial performance results.

FYs 2019-2021 Performance Goals

The performance metric for the 3-year period of FYs 2019-2021 is a modified ROIC measure, where goodwill is excluded to eliminate distortion from acquisitions, and accumulated depreciation and amortization is added back into the calculation. The Compensation Committee selected this modified ROIC measure because it reflects the impact of Company efforts to improve the quality of earnings, both organically and inorganically, and supports the Committee’s view that improvement in quality of earnings drives value creation for shareholders. To further reflect performance relative to other industrial companies, the achievement of the measures will be adjusted by a relative TSR measure over the three-year performance period. Specifically, actual achievement would (i) be reduced up to 25% if the Company’s TSR falls in the first quartile of the peer group, (ii) remain unadjusted if the Company’s TSR falls in the second and third quartiles, and (iii) be increased by up to 25% if the Company’s TSR falls within the upper quartile. The peer group selected for this relative TSR modifier is the S&P 600 Capital Goods Index which the Committee believes is a reasonable proxy to measuring a broad, and therefore consistent, group of companies that will experience similar market influences over the cycle of the long-term incentive performance period. Our NEOs, therefore, are partially compensated based on how our performance compares to similar investment alternatives when considering total shareholder return performance.

This performance period ends at the end of FY 2021 - June 30, 2021. If the goals are met, and subject to the TSR modifier, all earned shares will be delivered to the executives once the Compensation Committee certifies the financial performance results.

Management Stock Purchase Plan

The Compensation Committee believes that while the annual incentive award provides motivation for executives to meet annual performance goals, the Management Stock Purchase Plan (“MSPP”) adds an additional long-term component. Under the MSPP, management at a certain salary level can elect to defer their annual incentive awards into the receipt of RSUs at a 25% discount, valued at the lower of (i) the closing price of the Company’s common stock on the last business day of the fiscal year (June 28, 2019) or (ii) the closing price of the Company’s common stock on the date on which the award is certified by the Compensation Committee (August 30, 2019). Executives must make their election prior to the beginning of the fiscal year and can defer up to 50% of their award. These RSUs cliff vest at the end of a 3-year period and the executive receives shares of stock equal to the amount of RSUs granted. Executives accrue dividends, which are paid upon vesting, on the RSUs, but do not have voting rights until the shares underlying the RSUs are delivered. The following table details, for FY 2019, the percent each Named Executive Officer elected to defer under the MSPP, the value of that deferral and the amount of RSUs granted pursuant to the deferral.

Name	Annual Incentive Award Deferred	Amount of the Deferral ($) (1)	RSUs Granted (#) (2)
David Dunbar	50%	240,177	4,658
Thomas D. DeByle	50%	82,040	1,591
Alan J. Glass	50%	53,226	1,032
Paul C. Burns	20%	41,272	800
Annemarie Bell (3)	0%	0	0
Ross McGovern (4)	0%	0	0

(1)	The amount of the deferral is the dollar value of the annual incentive award that is actually deferred into the receipt of discounted RSUs under the MSPP.
(2)	Based on the closing price of the Company’s common stock on August 30, 2019 ($68.75), the date the Compensation Committee certified the awards. RSUs have been rounded up to the nearest whole unit.
(3)	Ms. Bell did not participate in the MSPP program for FY 2019.
(4)	Mr. McGovern did not receive an annual incentive award due to the October 2018 cessation of his employment.

42	2019 Proxy Statement

Retirement Plans

Standex Retirement Savings Plan

The Company offers a qualified savings and investment 401(k) plan to most of our non-production U.S.-based employees, including our Named Executive Officers. This plan provides eligible employees an opportunity to save for retirement on both a pre-tax and after-tax basis up to 100% of their eligible pay subject to annual IRS limits. The Company provides eligible employees with a matching contribution equal to:

●	100% of the employee’s contribution for the first 3% of the employee’s total compensation (base salary plus annual incentive award); and

●	50% of the employee’s contribution for the next 2%.

The Named Executive Officers, and employees who are at a location that is covered by the now-frozen Standex Pension Plan (see below), receive an additional 1% of their eligible pay as a Company contribution regardless of the amount of the employee’s contribution. Some employees receive an additional sliding scale age-based Company contribution if they were employed with the Company on December 31, 2007 and were of a certain age. All eligible employees are immediately 100% vested in all contributions to this plan.

Standex Deferred Compensation Plan

The Standex Deferred Compensation Plan is a non-qualified, “top hat” and unfunded plan maintained for the purpose of permitting a select group of management and highly compensated employees, including Named Executive Officers, to continue saving for retirement once they can no longer make contributions to the Retirement Savings Plan. If a highly compensated employee reaches the IRS compensation limit for the Retirement Savings Plan, the Deferred Compensation Plan allows the employee to continue to save for retirement under near identical terms. Eligible employees may defer up to 50% of their base salaries and 100% of their annual bonuses that combined exceed the IRS compensation limit. All Company contributions (match and non-match) are made on the same basis as the Retirement Savings Plan described above.

Deferral elections must be made by December 31st of each year for the upcoming calendar year and all deferral elections are irrevocable. All eligible employees are immediately 100% vested in all contributions to this plan. Employees may elect the timing and form of distribution of the accrued benefits provided that the accrued benefit is greater than $10,000. For accrued benefits of less than $10,000, the distribution will be paid in a lump sum. Distributions will be paid no sooner than six months after termination of employment for our Named Executive Officers, pursuant to the IRC.

Pension Plans

The Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan for highly compensated employees, are the Company’s two pension plans. Both plans were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

2019 Proxy Statement	43

Perquisites and Other Benefits

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. Even though each Named Executive Officer has an employment agreement which sets out an initial term that automatically renews, the executives serve at the will of the Board because the agreements may be terminated for any reason with 30 days’ notice. All of the provisions within the employment agreements were crafted to consider the needs of the Company and the executive’s specific circumstances. The Compensation Committee believes that the employment agreements are an important tool to attract and retain highly qualified executives in a competitive marketplace, while also protecting the Company in the event of an executive’s termination.

In addition to severance provisions, our employment agreements also contain restrictive covenants including a non-compete provision, which precludes an executive from engaging, in any active capacity, in any business other than Standex while they are employed with the Company. This term is vital to ensure that an executive’s attention and focus during their employment is solely on the Company’s business. The non-compete also precludes the executives from engaging in a business that is competitive with the Company. The non-compete clause also contains a non-poaching provision, which restricts a departing executive’s ability to hire then-current employees of the Company. These terms are beneficial to the Company because they safeguard against executives, who know the most about the Company, its businesses, its employees and its markets, using their knowledge to adversely impact the Company after their employment ends.

Perquisites

We provide a limited number of perquisites to certain Named Executive Officers, including the CEO. The Compensation Committee designed these perquisites to be competitive and assist in attracting and retaining highly qualified executives. Furthermore, these perquisites also assist the Named Executive Officers in performing their responsibilities. For FY 2019, we provided the following perquisites to the Named Executive Officers: car allowances, reimbursement of automobile operating expenses (such as gas costs, auto insurance, maintenance and repairs) and Mr. Dunbar received tax return preparation and counseling. We do not provide gross ups for any attributed income relating to these perquisites.

Change in Control

Our employment agreements, rather than a companywide plan, contain provisions governing what happens when there is a change in control. The benefits provided to the Named Executive Officers under these provisions, if payable, are in lieu of any other severance benefits. The Compensation Committee believes that these benefits are important to encourage the executives involved in any negotiation or completion of a change in control transaction to act in the best interest of shareholders, without regard for personal interest.

The severance benefits also promote the financial protection and security of an executive’s long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. None of the severance benefits are triggered if the executive retains their position or a substantially similar position following a change in control. With equity compensation, if the executive is granted an award that substantially mirrors their then-current award, there is no acceleration of that current equity award. This “double trigger” only provides for a payment of benefits if (i) there is a change in control and (ii) the executive is involuntarily terminated or resigns for a specified reason. The Compensation Committee believes that this is appropriate because if an executive retains their position following a change in control, the impact on the executive is not significant enough to warrant the provision of benefits.

The severance benefits include a lump sum payment equal to a multiple of the executive’s annual base salary and annual incentive bonus, accelerated vesting of all outstanding equity awards under the LTIP and RSUs under the MSPP and a continuation of life insurance and medical plan benefits for a specified period of time. The Compensation Committee believes that these terms and amounts are customary and reasonable. The Compensation Committee, in consultation with its compensation consultant, periodically reviews these terms to evaluate both their effectiveness and competitiveness.

More detailed information concerning the trigger events and the severance benefits of each Named Executive Officer is discussed below under “Potential Payments upon Termination or Change in Control” on page 53.

44	2019 Proxy Statement

Other Compensation Information

CEO Pay Ratio

Standex has approximately 4,487 employees in 71 locations across 22 countries. With our global footprint, a majority (approximately 57%) of our employee population is located outside of the United States. In line with the customary nature of manufacturing organizations, a large segment of our employees is operations-based and paid on an hourly basis (approximately 66%). In order to attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

The CEO Pay Ratio was calculated by first identifying the median employee using our global employee population as of June 30, 2019, which included all global full-time, part-time and temporary employees, including newly hired employees, that were employed on that date. In determining our median employee, we used base annual salary during the period from July 1, 2018 through June 30, 2019. All international employees’ base annual salaries were converted to USD from local currencies using exchange rates for the month ending June 30, 2019. Once the median employee was identified, we calculated the employee’s total compensation in accordance with Item 402(c)(2)(x) of Reg. S-K. The total compensation for our median employee and our CEO and the ratio of the two is as follows:

Median Employee Compensation (1)	41,030
CEO Compensation (2)	3,246,298
CEO Pay Ratio (3)	79:1

(1)	Our median employee was an hourly individual located in the United States.
(2)	This is the CEO’s total compensation, as detailed in the Summary Compensation Table.
(3)	This value has been rounded to the nearest whole number.

Stock Ownership Guidelines

The Compensation Committee believes that Company executives, including the Named Executive Officers, should have at least a minimum level of Company stock ownership to align their interests with those of Company shareholders. The Compensation Committee has adopted stock ownership guidelines through a competitive analysis prepared by management and reviewed by the compensation consultant. These guidelines require the CEO to maintain stock ownership valued at 5 times his or her base salary and require all other executives to maintain stock ownership valued at 2 times their base salary. Additionally, the guidelines require all non-executive Vice Presidents, Group Presidents and Division Presidents to maintain stock ownership valued at 1 times their base salary. Until an executive has attained the applicable stock ownership level, the executive is expected to retain at least 50% of the shares they are awarded, net of amounts required to pay taxes. To determine if the guideline amount is met, shares are valued at the average stock price during the 4th quarter of the prior fiscal year. Shares that are either owned outright or are unvested RSAs or RSUs are considered owned for the purpose of the guidelines. PSUs are not considered in the determination of stock ownership level.

The required amount under the guidelines is recalculated annually or whenever an executive receives an increase in pay. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. The following table shows the stock ownership requirements for each Named Executive Officer, except Mr. McGovern, who is no longer employed with the Company, as of their most recent Form 4 filing.

Name	Stock Ownership Guideline Amount (% of Annual Base Salary)	Required Ownership on June 30, 2019 (#) (1)	Actual Stock Ownership (#)
David Dunbar	500%	58,547	72,849
Thomas D. DeByle	200%	11,999	69,229
Alan J. Glass (2)	200%	9,908	7,044
Paul C. Burns	200%	9,908	13,256
Annemarie Bell (3)	200%	6,070	631

(1)	Based on the average price of the Company’s common stock between April 1, 2019 and June 28, 2019 ($70.65). Shares have been rounded up to the nearest whole share.
(2)	With the exception of shares allowed to pay for taxes upon vesting, Mr. Glass has retained all shares awarded to him since his employment with the Company commenced in April 2016.
(3)	Ms. Bell has retained all shares held by her since her June 2019 appointment as an executive officer.

2019 Proxy Statement	45

Say-on-Pay

Stockholders are afforded the opportunity to cast an advisory vote on an annual basis with respect to the total compensation of our Named Executive Officers. At the 2018 annual meeting, 97.9% of the votes cast on the advisory proposal were voted in its favor. After reviewing the results, the Compensation Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in FY 2018.

Clawback Provision

In the event that the Company’s financial results for any reporting period require restatement so that the period’s financial performance measures are not met, and the restatement is necessary due to the executives’ misconduct, the LTIP and OIP give our Board the discretion and authority to “claw-back” or cancel unpaid annual and long-term incentive awards and to recover excess annual and long-term incentive awards that have been paid to any executive officer.

Policy Concerning Transactions Involving Company Securities

(Anti-Hedging Policy & Anti-Pledging Policy)

The Company’s anti-hedging and anti-pledging policy prohibits all officers, directors and employees from engaging in certain transactions involving the Company’s securities. Specifically, officers, directors and employees are prohibited from engaging in transactions that are intended to offset, in whole or in part, potential loss in value of Company securities. These transactions include, but are not limited to, hedging transactions, buying or selling put or call options, and short sales. In addition, the policy prohibits pledging Company securities without first providing at least two weeks’ advance notice explaining the purpose of the pledge. No Named Executive Officer has entered into any such prohibited transaction.

46	2019 Proxy Statement

Risk in Compensation Programs

The Compensation Committee regularly monitors and reviews the executive compensation program to determine the program’s effectiveness at achieving the stated objectives and principles. In August 2019, the Compensation Committee conducted its annual review of the executive compensation policies and practices and assessed whether the current incentives could lead to excessive or inappropriate risk taking by the executives. Following the review, the Compensation Committee concluded that the Company’s executive compensation program elements, when considered both separately and as a whole, are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted the following factors:

●

Compensation elements are mixed. The executive compensation program has a balanced mix of base salary, annual cash incentive awards and long-term equity incentive awards. The mix between the elements decreases the dependency on one form of compensation over other forms and thus provides executives with an incentive to perform at high levels, both in the short-term and long-term.

●

Incentive award metrics contain both short and long-term goals. The annual incentive award is contingent upon the attainment of pre-established short-term corporate, business and financial objectives, while the long-term incentive award is based on long-term stock growth as well as the attainment of financial performance goals. This balance between short and long-term goals reduces the incentive to prioritize short-term performance at the expense of long-term growth.

●

Short-term and long-term performance metrics differ. The performance metrics used to determine the amount of annual incentive awards are different than the performance metrics used to determine the amount of long-term incentive awards. This helps avoid excessive risk-taking to achieve one performance objective at the detriment of other objectives.

●

Annual incentive awards are capped. The total annual incentive award is capped at 200% of target, which reduces the incentive to engage in unnecessarily risky behavior in any given year at the expense of long-term growth.

●

Long-term incentives are completely equity-based. All long-term incentive awards are paid in the form of shares and are only paid if an executive remains employed with the Company at the time of vesting. This practice aligns the executive’s interests with those of shareholders and reduces the likelihood that an executive will act in a way that is detrimental to the long-term stock growth of the Company.

●

Long-term performance metrics are based on corporate objectives. The performance metrics for long-term incentive awards are based on overall corporate performance rather than individual business unit performance. This reduces the risk that business unit heads will engage in conduct that inflates their business unit performance, but does not benefit the Company, as a whole, in the long-term.

●

Incentives have performance thresholds. The annual incentive award and the PSUs granted under the LTIP and OIP have threshold payout levels, which ensures that incentive compensation is reduced or eliminated completely if the minimum performance levels are not achieved.

●

Compensation is benchmarked. The Compensation Committee benchmarks compensation against the peer group to ensure that the compensation program elements and payout levels are consistent with industry practice.

●

Compensation can be recouped. The Board is empowered to “claw-back” any portion of the annual or long-term incentive compensation attributable to misconduct or financial misstatement in the event of a financial restatement.

●

Executives have ownership requirements. Our executives are subject to stock ownership guidelines, which require executives to maintain ownership of a certain amount of Company stock during their employment. This encourages executives to focus on sustainable long-term growth and aligns the interests of our executives with those of our shareholders.

2019 Proxy Statement	47

Compensation Tables

Summary Compensation Table

The following table sets forth compensation information for fiscal years 2017, 2018 and 2019 for our Named Executive Officers – the individuals who served during FY 2019 as CEO and CFO and three other highly compensated executive officers of the Company, plus Mr. McGovern, who, but for the cessation of his employment in October 2018, would have been a highly compensated executive officer of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)		All Other Compensation ($) (4)	Total ($)
David Dunbar President and CEO	2019	821,246	-	2,042,329	240,177	(2,274	) (5)	144,820	3,246,298
	2018	797,327	-	2,120,875	357,814	40,012		112,340	3,428,368
	2017	774,098	-	2,113,055	155,957	54,708		112,655	3,210,473
Thomas D. DeByle Vice President, CFO and Treasurer	2019	420,786	-	838,916	82,040	11,514	(6)	68,456	1,421,712
	2018	408,530	-	790,571	120,505	33,668		58,870	1,412,144
	2017	395,703	-	786,492	51,940	52,212		60,788	1,347,135
Alan J. Glass Vice President, CLO and Secretary	2019	347,443	-	426,772	53,226	231		14,787	842,460
	2018	337,297	-	451,045	77,383	-		22,303	888,028
	2017	328,656	-	446,900	32,988	19		18,610	827,173
Paul C. Burns VP of Strategy & Business Development	2019	342,068	-	609,530	165,088	527		22,337	1,139,550
	2018	315,953	-	487,082	134,577	177		16,723	954,512
	2017	306,750	-	249,108	54,384	301		18,213	628,756
Annemarie Bell (7) Vice President, Human Resources	2019	207,240	-	21,443	29,646	-		7,474	265,803
	2018	-	-	-	-	-		-	-
	2017	-	-	-	-	-		-	-
Ross McGovern Former Vice President, CHRO	2019	296,934	-	209,378	-	(1,033)		6,259	511,538
	2018	283,800	-	246,547	90,267	6,101		15,939	642,654
	2017	258,000	-	195,876	31,680	82		11,727	497,365

(1)

This column includes the grant date fair value (calculated in accordance with FASB ASC 718) of the long-term incentive awards under the Company’s long-term incentive program (RSAs and PSUs) and RSUs that an executive received pursuant to a deferral election under the MSPP. Assumptions used in the valuations may be found in Note 14 to the Company’s Notes to Consolidated Financial Statements for the year ended June 30, 2019 included in our Annual Report on Form 10-K. The assumptions used in the valuation of the RSUs received pursuant to a deferral election under the MSPP were as follows:

Risk-free interest rate:	2.63%
Expected life of option grants:	3 years
Expected stock value volatility:	25.06%
Expected quarterly dividends:	$0.18 per share

48	2019 Proxy Statement

The grant date fair value of these three separate equity awards is as follows:

	Grant Date Fair Value of Annual Incentive Deferred Pursuant to MSPP ($)	Grant Date Fair Value of Restricted Stock Awards under the LTIP ($)	Grant Date Fair Value of Performance Share Unit Awards under the LTIP ($)	Total ($)
David Dunbar	346,426	678,361	1,017,542	2,042,329
Thomas D. DeByle	118,333	360,291	360,291	838,916
Alan J. Glass	76,772	175,000	175,000	426,772
Paul C. Burns	59,530	175,000	175,000	609,530 (a)
Annemarie Bell	-	21,443	-	21,443
Ross McGovern	-	104,689	104,689	209,378

(a)	Mr. Burns received an additional discretionary stock grant of $200,000, which is included in this total and in the Summary Compensation Table above.

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The payout for 2017 grants was 52.9% of the target levels shown. The payout for 2018 and 2019 grants will be determined in 2020 and 2021, respectively. The probable outcome for 2017, 2018 and 2019 grants of performance-based awards was estimated at the target payout level, or 100%. The following table shows the grant date fair value of the performance share units granted in 2019 at the target level included in the Summary Compensation Table above and the potential maximum grant date fair value:

	Grant Date Fair Value of Performance Share Awards under the LTIP ($)	Potential Maximum Grant Date Fair Value ($)
David Dunbar	1,017,542	2,035,084
Thomas D. DeByle	360,291	720,582
Alan J. Glass	175,000	350,000
Paul C. Burns	175,000	350,000
Annemarie Bell	-	-
Ross McGovern	104,689	209,378

(2)

This column shows the amounts earned in cash under our annual incentive opportunity. Most of our Named Executive Officers elected to defer a portion of their annual incentive award under the MSPP. The values of these deferrals are contained in the stock awards column and further explained above in footnote (1).

(3)

This column includes the above-market earnings of the Named Executive Officer’s accumulated benefit under the Standex Deferred Compensation Plan. None of the Named Executive Officers have any accumulated benefits under the now-frozen Standex pension plans.

(4)	This column includes the following compensation:

	401(k) Contributions ($)	Non-qualified Deferred Compensation Contribution ($)	Life Insurance Premium ($)	Perquisites & Personal Benefits ($) (a)	Total ($)
David Dunbar	9,954	98,653	10,578	25,635	144,820
Thomas D. DeByle	14,433	31,091	8,548	14,384	68,456
Alan J. Glass	7,663	2,222	4,902	-	14,787
Paul C. Burns	9,145	10,974	2,218	-	22,337
Annemarie Bell	4,409	-	3,065	-	7,474
Ross McGovern	2,159	3,783	317	-	6,259

(a)

Mr. Dunbar has an automobile allowance of which he used $14,235. Mr. Dunbar also received tax preparation reimbursement in the amount of $11,400. Mr. DeByle has an automobile allowance of which he used $14,384. No other Named Executive Officer received total perquisites and personal benefits exceeding $10,000.

(5)

Mr. Dunbar’s accumulated benefit under the Standex Deferred Compensation Plan does not include the benefit Mr. Dunbar would have earned on a contribution made in September 2018 that was, due to an administrative error, not properly placed into Mr. Dunbar’s account.

(6)

Mr. DeByle’s accumulated benefit under the Standex Deferred Compensation Plan does not include the benefit Mr. DeByle would have earned on a contribution made in September 2018 that was, due to an administrative error, not properly placed into Mr. DeByle’s account.

(7)	Ms. Bell became the Vice President of Human Resources in June 2019. Prior to such appointment, Ms. Bell served as the Interim Vice President of Human Resources following the departure of Mr. McGovern.

2019 Proxy Statement	49

Grants of Plan-Based Awards

The following table sets forth information with respect to 2019 plan-based awards granted to our Named Executive Officers for the year ended June 30, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	Total ($) (5)
Name	Grant Date	Action Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Dunbar
Annual Incentive			434,317	868,634	1,737,267
LTIP - PSU	9/6/18					4,672	9,344	18,688		1,017,562
LTIP - RSA	9/6/18								6,229	678,338
Thomas D. DeByle
Annual Incentive			148,355	296,710	593,421
LTIP - PSU	9/6/18					1,654	3,308	6,616		360,241
LTIP - RSA	9/6/18								3,308	360,241
Alan J. Glass
Annual Incentive			96,250	192,500	385,000
LTIP - PSU	9/6/18					804	1,607	3,214		175,002
LTIP - RSA	9/6/18								1,607	175,002
Paul C. Burns
Annual Incentive			96,250	192,500	385,000
LTIP - PSU	9/6/18					804	1,607	3,214		175,002
LTIP - RSA	9/6/18								1,607	175,002
Discretionary	9/6/18								1,837	200,049
Annemarie Bell
Annual Incentive			26,804	53,609	107,217
LTIP - RSA	9/6/18								261	28,423
Ross McGovern
Annual Incentive			67,300	134,600	269,201
LTIP - PSU	9/6/18					481	961	1,922		104,653
LTIP - RSA	9/6/18								961	104,653

(1)	The date on which the Compensation Committee took action for the grant of all of the plan-based awards was 8/30/2018.
(2)

The amounts in these columns indicate the threshold, target and maximum amounts payable under the annual incentive opportunity prior to deducting any amounts the named executive officers elected to defer under the MSPP. Most of our Named Executive Officers elected to defer a portion of their annual incentive opportunity under the MSPP. The annual incentive opportunity amounts are based on the achievement of specific financial performance metrics and individual strategic goals. The annual incentive opportunity metrics are discussed under “Annual Incentive Opportunity” on page 36. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no annual incentive opportunity is paid. The amount the executives actually received and the amounts they elected to defer for fiscal year 2019 are discussed under the “Annual Incentive Opportunity” and “Management Stock Purchase Plan” sections of the CD&A.

(3)

The amounts in these columns indicate the threshold, target and maximum amounts payable under the LTIP for PSUs. The LTIP PSU amounts are based on the achievement of specific financial performance metrics over a three-year performance period. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no PSUs are awarded.

(4)	The amounts shown in this column reflect the number of RSAs granted to each Named Executive Officer pursuant to the LTIP.
(5)	These amounts represent the grant date fair value, as determined under FASB ASC Topic 718. For the PSU awards under the LTIP, the fair value assumes performance and payout at the target level.

50	2019 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to equity awards that were outstanding as of June 30, 2019. The Company has not awarded stock options since 2003 and there are no outstanding option awards.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
David Dunbar	27,275	1,293,157	21,655	1,583,847
Thomas D. DeByle	12,015	626,575	6,969	509,713
Alan J. Glass	5,934	324,623	3,817	279,175
Paul C. Burns	4,516	257,026	2,498	182,704
Annemarie Bell	476	34,815	-	-
Ross McGovern (5)	-	-	-	-

(1)

The outstanding stock awards presented in this column include: RSAs awarded under the LTIP, which remain subject to service-based vesting conditions; PSUs awarded in 2017 under the LTIP, which have been earned but are subject to service-based vesting conditions; RSUs granted pursuant to an MSPP deferral; and discretionary RSA grants. These awards are scheduled to vest as follows:

Vest Date	David Dunbar	Thomas D. DeByle	Alan J. Glass	Paul C. Burns	Annemarie Bell	Ross McGovern
8/30/2019	2,478	1,190	655	399	-	-
9/6/2019	4,604	1,818	327	571	-	-
9/15/2019	-	-	-	-	110	-
9/6/2020	9,295	4,127	2,336	1,500	105	-
9/6/2021	10,898	4,880	2,616	2,046	261	-
Total	27,275	12,015	5,934	4,516	476	-

(2)

The market values in this column are calculated using a price of $73.14 per share, the closing price of the Company’s common stock on June 28, 2019, less the value of an executive’s deferral under the MSPP.

(3)

The shares presented in this column are performance share units granted in fiscal years 2018 and 2019 for the three-year performance periods ending on June 30, 2020 and June 30, 2021, respectively. These units will vest if certain targets are met during the applicable performance period. See “Long-Term Incentive Plan” on page 39-40 for more information. For both FY 2018 PSUs and FY 2019 PSUs, the number of shares reported in this column are based on achieving the “target” level of performance because our financial performance for the FYs 2018-2020 performance period through June 30, 2019, and our financial performance for the FYs 2019-2021 performance period through June 30, 2020 indicated performance between threshold and target levels.

(4)	The values shown in this column are calculated using a price of $73.14 per share, the closing price of the Company’s common stock on June 28, 2019.
(5)	Mr. McGovern did not have any outstanding equity as of fiscal year end.

Options Exercised and Stock Vested

The following table sets forth information about option exercises and the vesting of stock during the fiscal year. The Company has not awarded stock options since 2003, so no options are reported. The stock vested during the fiscal year represents PSUs, RSAs granted under the LTIP and RSUs granted from an MSPP deferral.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
David Dunbar	15,879	1,531,101
Thomas D. DeByle	6,045	577,378
Alan J. Glass	2,881	244,414
Paul C. Burns	2,940	312,005
Annemarie Bell	312	29,768
Ross McGovern	2,319	231,418

(1)

The value realized on vesting for the three stock categories was calculated as follows. For PSUs and RSAs granted under the LTIP that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date. For RSUs issued pursuant to an MSPP deferral that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date less the value the executive paid under the deferral.

2019 Proxy Statement	51

Pension Benefits

The Company’s two pensions plans, the Standex Retirement Plan and the Standex Supplemental Retirement Plan, were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

Nonqualified Deferred Compensation

The following table contains compensation information relating to the Company’s nonqualified deferred compensation plan. For a description of the Standex Deferred Compensation Plan, including material factors, see “Standex Deferred Compensation Plan” on page 43.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($) (4)
David Dunbar	62,858	98,653	(2,274)	-	643,969
Thomas D. DeByle	19,036	31,091	26,238	-	443,500
Alan J. Glass	-	2,222	781	-	16,543
Paul C. Burns	10,974	10,974	1,432	-	27,237
Annemarie Bell	-	-	-	-	-
Ross McGovern	3,783	3,783	(1,033)	12,652	-

(1)	All amounts in this column are included in the salary and non-equity incentive plan compensation columns of the Summary Compensation Table above.
(2)	All amounts in this column are included in the other compensation column and detailed in footnote (4) of the Summary Compensation Table above.
(3)

The amount of aggregate earnings is reported in the change in pension value and nonqualified deferred compensation plans column of the Summary Compensation Table to the extent the aggregate earnings exceeded 120% of the applicable federal rate or a loss was reported. The reported amounts are as follows:

Above-Market Earnings Reported in Summary Compensation Table ($)
David Dunbar	(2,274)
Thomas D. DeByle	11,514
Alan J. Glass	231
Paul C. Burns	527
Annemarie Bell	-
Ross McGovern	(1,033)

Additionally, for Mr. Dunbar and Mr. DeByle, the reported amounts do not include the benefit both would have earned on their contributions made in September 2018 that was, due to an administrative error, not properly placed into their respective accounts. The accounts are scheduled to be credited with their contributions during September 2019, at which time the earnings or losses will be determined, and their accounts further credited as if the accounts were correctly credited in September 2018. These amounts will be fully reflected in Standex’s 2020 Proxy Statement.

(4)	The aggregate balance includes amounts that were reported in previous Summary Compensation Tables as follows:

Amounts Previously Reported ($)
David Dunbar	462,840
Thomas D. DeByle	354,767
Alan J. Glass	13,047
Paul C. Burns	3,716
Annemarie Bell	-
Ross McGovern	10,913

52	2019 Proxy Statement

Potential Payments upon Termination or Change in Control

Employment Agreements

The following table lists the compensation and benefits that an executive would generally be provided in various scenarios involving a termination of employment. The amounts denoted in the table are for the CEO, Mr. Dunbar. Where the amounts or time periods differ between Mr. Dunbar and the other executives, the differences are explained in a footnote.

Compensation Elements	Termination Scenarios
	Death	Disability (1)	Retirement (2)	Termination with Cause (3)	Termination without Cause (4)	Termination due to Change in Control (5)
Base Salary	Ceases immediately	Continuation for 2 years (6)	Ceases immediately	Ceases immediately	Continuation for 2 years (7)	Ceases immediately

Severance Pay	None	None	None	None	None	Lump sum equal to 3 times base salary (8)

Annual Incentive	Prorated for the year	Prorated for the year	Prorated for the year	None	None	Lump sum equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award (9)

Restricted Stock (10)	Awards vest immediately	Awards vest immediately	Awards vest immediately	Forfeited	Forfeited	Awards vest immediately

PSUs (11)	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Forfeited	Forfeited	Awards vest immediately

Deferred Compensation (12)	Payable immediately	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Payable immediately

Health, Welfare and Other Benefits	None	Medical and dental coverage for 1 year (13)	None	None	Medical and dental coverage for 1 year (14)	Life insurance and medical benefits coverage for 3 years (15)

(1)

Disability is defined as a condition where the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(2)

Retirement is defined as a voluntary termination of employment when either (i) the executive has reached age 55 and has at least 10 years of service with Standex, or (ii) the executive has reached age 65.

(3)

Termination with cause, under the terms of the executives’ employment agreements, is defined as a termination by Standex for the executive’s material breach of the employment agreement. A material breach is (i) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or (ii) the willful, deliberate and continuous failure to perform the executive’s duties after being properly demanded to do so.

(4)	Termination without cause is a termination by Standex where the executive has not committed a material breach of the employment agreement.
(5)

A change in control is defined as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of at least a majority of the equity securities of Standex entitled to vote for members of the Board of Directors; (ii) Standex is a

2019 Proxy Statement	53

party to a merger or consolidation, which results in Standex voting securities representing less than a majority of the resulting voting securities; (iii) the sale or disposition of all or substantially all of Standex’s assets; or (iv) a greater than 75% change in the composition of the Board of Directors during a consecutive 12-month period.

An executive would be entitled to the payments described in this column after such a change in control only if, within 2 years of the change in control, either (i) the executive is terminated without cause, (a) or (ii) the executive voluntarily terminates their employment for “good cause.” (b)

(a)

Termination without cause is any termination by Standex other than a termination where there is conclusive evidence of substantial and indisputable intentional personal malfeasance in office, such as a conviction for embezzlement of Standex funds.

(b)

Good cause for Mr. Dunbar is defined as any of the following: (i) the assignment to any position other than President & CEO; (ii) any change in the reporting relationship such that he is no longer reporting solely to the Board of Directors; (iii) any reduction in the budget which results in him no longer having 100% control over the budget; (iv) any material diminution of base salary or incentive compensation; (v) any change in the location of employment to a location greater than 10 miles from the present location; and (vi) any other action or inaction of Standex that constitutes a material breach of the employment agreement.

Good cause for Mr. DeByle is defined as any of the following, if it goes unremedied for more than 30 days after Mr. DeByle has provided notice of the event: (i) a significant decrease in his substantive or managerial responsibilities; (ii) a change in the reporting relationship such that he is no longer reporting to the CEO (or someone with such high level of responsibility); (iii) a change in the location of employment to a location greater than 50 miles from the present location; and (iv) a reduction in base salary or incentive compensation.

Good cause for the other executives is defined as any of the following: (i) a change in their general area of responsibility; (ii) a change in their title; (iii) a change in the place of employment; and (iv) a decrease in base salary or diminished benefits.

(6)

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

(7)

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

(8)

Both Mr. Dunbar’s and Mr. DeByle’s employment agreements provide for a lump sum severance payment in the amount of 3 times their then-current base salary. The remaining executives’ employment agreements provide for a lump sum severance payment in the amount of 1 times their then-current base salary.

(9)

Both Mr. Dunbar’s and Mr. DeByle’s employment agreements provide for an annual incentive payment equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. The remaining executives’ employment agreements provide for an annual incentive payment equal to 1 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award.

(10)	Included in the RSU category are both RSAs that an executive received pursuant to a grant under the LTIP and RSUs that an executive received pursuant to a deferral under the MSPP.
(11)

For PSUs, except in the case of a termination for cause, without cause or due to a change in control, the PSUs are converted to shares of unrestricted stock once the performance period has ended and the Compensation Committee has determined the requisite payout in accordance with the performance levels. The number of PSUs that is converted is prorated to the date of the executive’s termination.

(12)	See the “Standex Deferred Compensation Plan” section on page 43 for more information about the plan and distribution options.
(13)

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

(14)

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

(15)

Mr. Dunbar’s employment agreement provides for a continuation of medical and life insurance benefits for a period of 3 years. The other executives’ employment agreements provide for a continuation of medical and life insurance benefits for a period of 1 year.

54	2019 Proxy Statement

Quantification of Potential Payments

The following table contains compensation information relating to the potential payments that an executive would receive in the various scenarios described above if the executive had a triggering event on June 28, 2019. All such potential payments are largely based on the executive’s employment agreement with the Company, with the remaining payments based on award agreements under the LTIP. Mr. McGovern’s employment agreement and award agreements expired upon his departure in October 2018.

Triggering Event		Payout ($) (1)
	Compensation Component	David Dunbar	Thomas D. DeByle	Alan J. Glass	Paul C. Burns	Annemarie Bell
Death	Acceleration of Outstanding Equity Awards	1,293,157	626,575	324,623	257,026	34,815
	Pro-rata Performance Share Vesting	799,786	257,794	140,965	90,084	-
	Total	2,092,942	884,370	465,589	347,110	34,815
Disability	Termination Payment - Salary	1,654,540	423,872	350,000	350,000	214,434
	Acceleration of Outstanding Equity Awards	1,293,157	626,575	324,623	257,026	34,815
	Pro-rata Performance Share Vesting	799,786	257,794	140,965	90,084	-
	Health & Welfare Benefits	17,004	-	-	-	-
	Total	3,764,487	1,308,242	815,589	697,110	249,249
Retirement	Acceleration of Outstanding Equity Awards	1,293,157	626,575	324,623	257,026	34,815
	Pro-rata Performance Share Vesting	799,786	257,794	140,965	90,084	-
	Total	2,092,942	884,370	465,589	347,110	34,815
Termination Without Cause by the Company	Termination Payment - Salary	1,654,540	423,872	350,000	350,000	214,434
	Health & Welfare Benefits	17,004	-	-	-	-
	Total	1,671,544	423,872	350,000	350,000	214,434
	Termination Payment - Salary	2,481,810	1,271,616	350,000	350,000	214,434
	Termination Payment - Annual Incentive	2,605,901	890,131	192,500	192,500	53,609
Change in Control (2)	Acceleration of Outstanding Equity Awards	2,877,003	1,136,288	603,799	439,730	34,815
	Health & Welfare Benefits	62,580	27,370	25,592	26,481	18,021
	Total	8,027,294	3,325,405	1,171,891	1,008,711	320,879

(1)	The payout values are based on the closing price of the Company’s stock on June 28, 2019.
(2)

Upon a change in control, if the termination payments are triggered and exceed the amounts prescribed under IRC Section 280G such that the Company will be required to pay a tax under IRC Section 4999, the payment will be reduced to an amount such that the payment does not exceed IRC Section 280G.

2019 Proxy Statement	55

Other Information

Voting

How can I vote & how many votes do I have?

Shareholders at the close of business on August 30, 2019 are entitled to vote. As of the record date, there were 12,439,834 shares outstanding. You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Standex benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee (shares held in “street name”). Each share is entitled to one vote.

How can I change my vote?

You may change your vote by revoking your proxy at any time before it has been exercised by:

●	Delivering a written notification to our Corporate Secretary that you are revoking your proxy;
●	Delivering a revised proxy dated later than the proxy you are revoking;
●	Voting again by Internet or telephone until 12:00 a.m. CST, on October 22, 2019;
●	Attending the Annual Meeting and voting in person.

What is a Quorum?

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented either in person or by proxy constitutes a quorum. Your shares are counted as present if you have voted. If you abstain from voting, your shares are counted as present in determining a quorum. Broker non-votes are counted as present in determining a quorum.

What are Broker Non-votes?

A broker non-vote occurs when a bank, broker or other nominee of share held in street name is represented at the Annual Meeting either in person or by proxy, but has not received instructions from the beneficial owner on how to vote the shares and cannot or chooses not to vote the shares. We strongly encourage shareholders who own shares in street name to instruct their bank, broker or other nominee on how to vote.

How are the votes counted?

The Company has engaged EQ Proxy Services to assist in soliciting proxies to establish the necessary quorum. Tabulation for the quorum shall be handled by EQ Proxy Services, which receives $5,000 as payment for their services, in addition to additional disbursements.

Official tabulation of voted proxies will be handled by Computershare, the Company’s transfer agent.

How to Vote

Beneficial Owners: If your shares are held in street name, you will receive instructions from your bank, broker or other nominee on how to vote your shares. You must follow their instructions for your vote to be counted. If you wish to attend the Annual Meeting and vote your shares at that time, you must obtain a proxy from the broker, bank or other nominee and bring it to the Annual Meeting.

Shareholders of Record: If you are a shareholder of record, you may vote either in person at the Annual Meeting or by proxy. There are four ways to vote by proxy:

●    Vote by Internet. You may vote your shares via the Internet by visiting www.envisionreports.com/sxi and following the on-screen instructions. Please have your proxy card available when you access the website.

●   Vote by Telephone. You may vote your shares by telephone by calling toll-free to 1-800-652-8683 from the United States and Canada and following the series of voice instructions. Please have your proxy card available when you call.

●    Vote by Mail. You may vote your shares by requesting a paper copy of the Proxy Statement (see page 58 on how to do this) and signing, dating and mailing it in the enclosed envelope. Your signed proxy card must be received prior to the date of the Annual Meeting for your vote to be counted.

●   Voting in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 12:00 a.m., Central Standard Time, on October 22, 2019. You do not need to return your proxy card if you vote by Internet or telephone.

56	2019 Proxy Statement

Householding: Shareholders

Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one Notice and, if applicable, Annual Report on Form 10-K and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. We will promptly send a separate Annual Report on Form 10-K and Proxy Statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to the delivery of proxy materials may be made by calling Investor Relations at 603-893-9701 or writing to:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Investor Relations

Shareholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank or other nominee to request information about this householding procedure.

Shareholder Communications with

the Board

The Board welcomes input and suggestions from shareholders and interested parties. Shareholders may communicate with the Board or any member of the Board by writing to the following address and addressing the correspondence accordingly:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Alternatively, shareholders may send an email to boardofdirectors@standex.com and specify the individual director, committee or group to be contacted in the message line.

Communications with the Board are distributed by the Corporate Governance Officer. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are not related to the duties and the responsibilities of the Board are not forwarded. All communications, regardless of their nature, are catalogued and archived.

Shareholder Proposals and Nominations

In accordance with Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our 2020 Proxy Statement. All shareholder proposals must comply with the requirements of Rule 14a-8 and must be received by our Corporate Secretary, in writing, no later than May 14, 2020. We strongly encourage any interested shareholder to contact our Corporate Secretary prior to the deadline to discuss the proposal. Submission of a proposal does not guarantee that it will be included in our Proxy Statement.

Shareholders may also nominate a director nominee for election at our 2020 annual meeting by following the provisions of the Company’s By-Laws. All nomination and supporting materials must comply with the requirements set forth in our By-Laws. Notice of such a nomination must be received by our Corporate Secretary, in writing, between May 14, 2020 and June 12, 2020. However, if the 2020 annual meeting is held more than 30 days before or more than 90 days after the anniversary of the 2019 Annual Meeting, the shareholder must submit the notice either (i) by 120 calendar days prior to the 2020 annual meeting or (ii) within 10 calendar days following the date on which the public announcement of the date of the 2020 annual meeting is made.

Shareholders do not have to include their proposals in our Proxy Statement for them to be heard. Proposals may be introduced at our 2020 annual meeting from the floor. Notice of these proposals must be provided to our Corporate Secretary between May 14, 2020 and June 12, 2020 and must comply with the requirements set forth in our By-Laws.

The Company’s By-Laws are posted on our website at ir.standex.com under the “Governance” section in the “Organizational Documents” subsection. To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at the following address:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or nomination.

2019 Proxy Statement	57

Requesting Documents

Both this Proxy Statement and the Annual Report on Form 10-K may be viewed online at: www.envisionreports.com/SXI and on Standex’s website at ir.standex.com/annual-reports.

Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Annual Report on Form 10-K, the Codes of Conduct, Committee Charters or the Corporate Governance Guidelines by writing to:

Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, NH 03079.

Attention: Investor Relations Department

Shareholders may also call Standex’s Investor Relations at (603) 893-9701 to request copies. Alternatively, print copies can also be requested by e-mailing the request to investorrelations@standex.com. All requests will be fulfilled within 3 business days of receipt and copies will be sent via first class mail.

Helpful Resources

ANNUAL MEETING
Proxy & Supplemental Materials	ir.standex.com/annual- reports
Online voting for registered shareholders	www.envisionreports.com/sxi

BOARD OF DIRECTORS
Standex Board	ir.standex.com/ board-of-directors
Board Committees	ir.standex.com/board- committees
Audit Committee Charter	ir.standex.com/ committee-charters
Compensation Committee Charter	ir.standex.com/ committee-charters
Nominating and Corporate Governance Committee Charter	ir.standex.com/ committee-charters

FINANCIAL REPORTING
Earnings & Financial Reports	ir.standex.com/quarterly- results

STANDEX
Corporate Website	www.standex.com
Leaders	www.standex.com/about/ management
Investor Relations	ir.standex.com

GOVERNANCE DOCUMENTS
By-Laws	ir.standex.com/ organizational- documents
Certificate of Incorporation	ir.standex.com/ organizational- documents
Code of Business Conduct	ir.standex.com/policies
Code of Ethics for Senior Financial Management	ir.standex.com/policies
Corporate Governance Guidelines	ir.standex.com/ organizational- documents

ACRONYMS
BPP	Balanced Performance Plan
CHRO	Chief Human Resources Officer
CIC	Change in Control
CLO	Chief Legal Officer
EBIT	Earnings Before Income Tax
EBITDA	Earnings Before Income Tax, Depreciation & Amortization
EPS	Earnings Per Share
GAAP	Generally Accepted Accounting Principles
IRC	Internal Revenue Code
IRR	Internal Rate of Return
IRS	Internal Revenue Service
LTIP	Long-Term Incentive Plan
MSPP	Management Stock Purchase Plan
N&CG	Nominating & Corporate Governance
NEO	Named Executive Officer
NYSE	New York Stock Exchange
OIP	2018 Omnibus Incentive Plan
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Share Units
ROIC	Return on Invested Capital
RSAs	Awards of Restricted Stock
RSUs	Restricted Stock Units
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return
TRIR	Total Recordable Incident Rate

58	2019 Proxy Statement

Proxy Card Reproduction Standex Your vote matters – here’s how to vote! You may vote online by phone of mailing this card. Votes submitted electronically must be received by 12:00 a.m., Central Time, on October 22, 2019. Online Go to www.envisionreports.com/SXI or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and Money! Sign up for electronic delivery at www.envisionreports.com/SXI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual meeting Proxy Card IFVOTING BY MAIL, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals – The Board of Directors recommends a vote FOR all nominees listed proposal 1, FOR Proposal 2, and FOR Proposal 3. Election of Directors For three year terms expiring in 2022: 01 – Thomas E. Chorman For Against Abstain 02 – Thomas J. Hansen For Against Abstain To Conduct an advisory vote on the total compensation paid to the named executive officers of the Company. For Against Abstain To ratify the appointment by the Audit committee of Grant Thornton LLP as Independent auditors. For Against Abstain To transact such other business as may come before the meeting. B Authorized Signature – This section must be completed for your vote to be counted. Date and sign Below Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) – please print date below. Signature 1- Please keep signature within the box. Signature 2- Please keep signature within the box.

59	2019 Proxy Statement

Annual Meeting Materials are available at: http://www.envisionreports.com/SXI Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SXI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE REVOCABLE PROXY - Standex International Corporation ANNUAL MEETING OF STOCKHOLDERS OCTOBER 22, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder of record hereby appoints David A, Dunbar and Alan J. Glass, and either of them, with lull power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of Standex International Corporation (the “Company”!, to be held at the Standex International Corporation Headquarters, Tl Keewaydin Drive, Suite 300, Salem, MH, 03079, on Tuesday, October 22, 2019 at 9:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder Is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. In connection with those shares (If any) held by me as a participant In the Standex Retirement Savings Plan (the “Plan”), I hereby direct the trustee of the Plan In which I participate to vote all vested shares allocated to my account under such Plan on August 39, 2019 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, In accordance with the Board of Directors’ recommendations, on ail items of business to come before the Annual Meeting of Stockholders to be held on October 22, 2019 or any adjournment thereof, your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are Improperly executed shall be voted by the trustee In the same proportions on each Proposal for each properly executed Instructions were timely received. This Proxy, when properly executed, will be voted In the manner directed herein by the stockholder of record V no direction it mode, this Proxy will be voted FOR III nominees listed in Proposal 1, FOR Proposal 2. and FOR Proposal 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE IV TELEPHONE OR THE INTERNET OR COMPUTE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTACE-PAID ENVELOPE. (Continued, and to be marked. dated and signed, on the other side) Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below. Meeting Attendance Mark box to the right if you plan to the right if you plan to attend the Annual Meeting. 2019 Proxy Statement 63

2019 Proxy Statement	60